UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Amneal Pharmaceuticals, Inc.

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Amneal Pharmaceuticals, Inc.

We make healthy possible.®

amneal

Amneal.com

Notice of 2020

Annual Meeting of Stockholders and Proxy Statement

You are cordially invited to attend the Amneal Pharmaceuticals, Inc. 2020 Annual Meeting of Stockholders.

TUESDAY, MAY 5, 2020

9:00 a.m., Eastern Daylight Time

Amneal Pharmaceuticals, Inc.

50 Horseblock Road

Brookhaven, NY 11719

Items to be Voted On

1.	Elect as directors the 10 nominees named in the accompanying proxy statement;
2.	Approve the compensation of our named executive officers on an advisory basis;
3.	Approve an amendment to the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan to increase the number of shares authorized for issuance thereunder and extend the term thereof;
4.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020; and
5.	Transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Record Date

You are eligible to vote if you were a stockholder of record at the close of business on March 12, 2020.

Voting

Your vote is important, and you are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we encourage you to vote as soon as possible. If you received a Notice of Internet Availability, you may vote over the internet. If you received paper copies of the proxy materials, you can also vote by telephone or mail by following the instructions on the proxy card or voting instruction card. Voting over the internet, by telephone or by mail will ensure your representation at the annual meeting regardless of whether you attend the meeting.

Virtual Annual Meeting

Depending on concerns about the coronavirus, or COVID-19, we might hold a virtual annual meeting instead of holding an in-person meeting. We would publicly announce a determination to a hold a virtual annual meeting in a press release available at investors.amneal.com as soon as practicable before the meeting. In that event, the annual meeting would be conducted solely virtually, on the above date and time, via live audio webcast. You or your proxyholder could participate, vote and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/AMRX2020 and using your control number, but only if we decide to hold a virtual annual meeting.

This proxy statement and the related materials are first being distributed or made available to stockholders on or about March 23, 2020.

By Order of the Board of Directors,

Stephen J. Manzano

Senior Vice President, General Counsel & Corporate

Secretary

Bridgewater, New Jersey

March 23, 2020

Review your proxy statement and vote in one of four ways:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
Visit the website on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the annual meeting in Brookhaven, New York

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 5, 2020:

The notice of annual meeting, this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

We make healthy possible.

To

Our Fellow Stockholders, Stakeholders and Colleagues,

Chintu Patel	Chirag Patel
Co-Founder,	Co-Founder, Co-Chief
Co-Chief Executive	Executive Officer,
Officer and Director	President and Director

2019 was a year of significant progress and transformation for Amneal. When we returned as co-CEOs in August 2019, we laid out our plan to put the Company back on track and lead it into its next phase of growth. We told you we would revitalize our Generics business, continue to grow our Specialty franchise, improve our margins and cash flow, expand into international markets and evaluate strategic M&A opportunities to drive Amneal forward. Since then, we have taken important steps toward achieving all of these priorities.

2019 Highlights

Amneal continues to be well-capitalized and operate from a position of financial strength and flexibility. This has enabled us to move swiftly as we set about creating our vision for the future. A few of our most notable accomplishments since our return in August 2019:

•	Launching 15 new generic products, including high-value, first-to-market products like generic Nuvaring® and generic Carafate® that underscore Amneal’s differentiated capabilities in launching complex generic products and ability to continue winning in the market;
•	Winning new awards for 30 base Generics business products with 30 additional product opportunities we are currently pursuing;
•	Driving continued script growth for key Specialty products, including Rytary® and Unithroid®;
•	Collaborating with Fosun Pharma, which provides Amneal with geographic diversification and access to the Chinese market; and
•	In early 2020, acquiring a majority stake in AvKARE, which diversifies our channel mix into the growing federal healthcare sector and adds an attractive, durable revenue stream.

At the same time, we have been laser-focused on our efforts to improve Amneal’s margin structure and reach our target of 40+ percent adjusted gross margins in the Generics business. We have improved plant utilization across our manufacturing infrastructure, and increased volume for complex products. We have also renewed our focus on operational excellence, taking key steps to strengthen our supply chain, manage costs and address operating inefficiencies.

Importantly, we are already seeing results, both financially and operationally. For example, Amneal achieved adjusted gross margin expansion in the Generics business of 340 basis points between the third and fourth quarters of 2019; continued to meaningfully grow Rytary, achieving more than 8% year-over-year script growth in 2019; and significantly reduced failure-to-supply penalties in the fourth quarter.

We have been relentless in our execution. We are pleased that we began seeing results from our efforts in the fourth quarter of 2019 and are confident we are well-positioned to drive growth in 2020 and beyond. As we look ahead, we are excited to build on our momentum and create significant value for our shareholders and other stakeholders.

Making Healthy Possible

As we continue to evolve Amneal and position the Company for long-term success, we remain focused on what matters most: providing patients with access to affordable, high-quality prescription medications. For nearly two decades, we have done just that. While the industry continues to evolve, we are confident that the strategies and initiatives we are implementing will keep Amneal at the forefront of our industry.

We invite you to read the Amneal Pharmaceuticals “At a Glance,” which follows this letter and describes what we do and how we improve access to affordable, high-quality medications for patients around the world while creating long-term value for our shareholders.

We also encourage you to read the pages of this proxy statement to inform your voting decisions. We ask for your voting support, invite you to attend our annual meeting and encourage you to communicate with us via the various means described in this proxy statement.

Sincerely,

Chintu Patel

Co-Founder, Co-CEO and Director

Chirag K. Patel

Co-Founder, Co-CEO, President and Director

March 23, 2020

AMNEAL PHARMACEUTICALS INC. AT-A-GLANCE

WHAT DO WE DO?

We founded Amneal Pharmaceuticals in 2002 to provide affordable medicines. We initially focused on selling solid retail-based generics products. Amneal is now a global, vertically integrated, multi-billion dollar generic and specialty pharmaceuticals company. We provide nearly 5,500 high-quality jobs and directly help the United States’ growing population obtain medicines at affordable prices.

WHAT IS OUR STRATEGY?

How can a company make money while making affordable and high-quality medicines in an unpredictable healthcare environment where cost pressures are acute? By:

•	Operating large-scale, in-house best-in-class manufacturing facilities globally;
•	Creating a carefully funded research and development platform to feed a large and diverse pipeline of over 170 products to supplement our current portfolio of more than 225 marketed commercial products;
•	Executing on a strategy to steadily move up the value chain to more complex and difficult-to-manufacture products that offset the steady erosion of our base Generics business and that have higher barriers to entry and more defensible revenue streams including:
	•	Our move into sterile injectables, which typically have more durable revenue streams with institutional customers;
	•	Our expansion into the federal healthcare sector through AvKARE, which diversifies our channel mix; and
	•	Our Specialty segment, which benefits from a truly differentiated platform in neurology and endocrinology that helps us serve large populations with unmet needs and leverage our existing salesforce;
•	Maintaining collaborative relationships with regulators and sustaining the best quality track record in the industry, with no major observations at our sites;
•	Steadily broadening our scientific and industry expertise through management of and partnership with adjacent life-sciences areas; and
•	Making strategic acquisitions, partnerships or management experience with entities in adjacent life sciences areas to enable continual and rapid pivoting and learning.

WHAT DIFFERENTIATES AMNEAL?

We combine the best of public company accountability, large scale vertical integration and a track record of nimble adaptation with the best of long-term and integrity-focused leadership. We believe this is a combination that is particularly valuable in the global, affordable medicines sector in these complex and challenging times.

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Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: the risk that our goodwill may become impaired, which could adversely affect our financial condition and results of operations, our ability to integrate the operations of Amneal Pharmaceuticals LLC and Impax Laboratories, LLC pursuant to the business combination completed on May 4, 2018, and our ability to realize the anticipated synergies and other benefits of the combination with Impax; the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify and make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; and the high concentration of ownership of our Class A common stock and the fact that we are controlled by the Amneal Group. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

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Corporate Governance

Business Combination and Corporate Structure

Amneal Pharmaceuticals, Inc. (the “Company”) is a Delaware corporation that was formed on October 4, 2017, for the purpose of facilitating the combination (the “Combination”) of Amneal Pharmaceuticals LLC (“Amneal”), a Delaware limited liability company, and Impax Laboratories, Inc. (“Impax”), a Delaware corporation. Prior to the Combination, Amneal was a privately held limited liability company and Impax was a publicly held corporation. As a result of the Combination, Impax became a Delaware limited liability company wholly owned by Amneal, and Amneal became the operating company for the combined business. The group, together with their affiliates and certain assignees, who owned Amneal prior to the Combination (the “Amneal Group”) continues to hold approximately 51% of the equity interests in Amneal, and the Company holds the remaining 49% of the equity interests in Amneal. The Amneal Group also holds approximately 55% of the common stock of the Company through its collective ownership of all of the issued and outstanding shares of Class B common stock and shares of Class A common stock issued upon the conversion of Class B common stock. Although the Company holds a minority economic interest in Amneal, as the managing member of Amneal we conduct and exercise full control over all activities of Amneal. Three members of the Amneal Group—Chirag Patel, Chintu Patel and Gautam Patel—are members of our Board of Directors and have been nominated for election at the annual meeting of stockholders.

Stockholders Agreement

In connection with the Combination, we entered into a stockholders agreement with the Amneal Group, which was amended in August 2019 (the “Stockholders Agreement”), that sets forth, among other things, certain rights and obligations of the Company and the Amneal Group with respect to the corporate governance of the Company.

Board Composition

The Stockholders Agreement provides that the Board of Directors of the Company (the “Board”) will consist of no more than 13 members.

As of the date hereof, the Board has fixed its size at 11 (10 following the annual meeting, as current director Peter Terreri will not be standing for re-election), composed as follows:

•	Amneal Group Directors. Six directors, including the Chairman of the Board, were designated by the Amneal Group. The directors designated by the Amneal Group are referred to herein as the “Amneal Group Directors.”
•	Non-Amneal Group Directors. Five directors were designated by the Company Independent Directors (as defined in the Stockholders Agreement). The directors not designated by the Amneal Group are referred to herein as the “Non-Amneal Group Directors.”

Pursuant to, and effective as of, the amendment to the Stockholders Agreement that was entered into in August 2019, the Amneal Group representative who appoints the Amneal Group Directors will not be (i) an employee of the Company or (ii) an individual controlled, directly or indirectly, by employees of the Company, a Company subsidiary, or any person controlled by the Company. This change was made in connection with the appointment of Chirag Patel and Chintu Patel as co-Chief Executive Officers in order to preserve the independence of those Amneal Group Directors who are intended to be independent.

For so long as the Amneal Group continues to beneficially own more than 50% of the outstanding shares of the Company, the Amneal Group Directors will have the right to designate the Chairman or Co-Chairmen of the Board, and the Non-Amneal Group Directors will have the right to designate a lead Independent Director of the Board (as applicable).

TPG Group Holdings has the right, subject to certain ownership thresholds and other requirements, to designate a director for appointment to the Company’s Board (which right TPG currently has not exercised) or to designate an observer to the Board.

There are currently two observers to the Board, one has been designated by the Board of Directors and one has been designated by TPG Group Holdings.

For so long as the Amneal Group continues to beneficially own more than 50% of the outstanding shares of the Company, the Amneal Group will have the right to designate for nomination the lowest number of designees that constitute a majority of the total number of directors comprising the Board. The Company will cause such nominee(s) to be included in any slate of nominees recommended by the Board to the stockholders of the Company for election. Seventy-five percent (75%) of the directors serving

AMNEAL PHARMACEUTICALS, INC. | 2020 Proxy Statement	9

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on the Nominating and Corporate Governance Committee will be required to approve (i) a decision not to nominate any of the initial directors of the Company as of the closing of the Combination for re-election to the Board at either of the first two annual meetings of stockholders of the Company following the completion of the Combination and (ii) until the third annual meeting of stockholders of the Company following the completion of the Combination, any change to the individuals serving as Chairman or Co-Chairmen of the Company’s Board.

If the Amneal Group beneficially owns 50% or less but more than 10% of the outstanding shares of the Company, the Amneal Group will have the right to designate a number of directors proportionate to the beneficial ownership of outstanding shares of the Company held by the Amneal Group (rounded up to the nearest whole number); provided, however, that such rounding shall not result in the Amneal Group having the right to designate a majority of the total number of directors comprising the Board when the Amneal Group beneficially owns 50% or less of the outstanding shares of the Company’s common stock.

With respect to the Amneal Group Directors, until the date on which the Amneal Group ceases to beneficially own at least 10% of the outstanding shares of the Company (the “Trigger Date”), any vacancy will be filled by the Board with a director designated by the Amneal Group, except when such vacancy is created when the number of the Amneal Group Directors then serving on the Board is in excess of the number of Amneal Group designees the Amneal Group has the right to designate under the Company’s Bylaws and the Stockholders Agreement.

With respect to the Non-Amneal Group Directors, the Nominating and Corporate Governance Committee will recommend to the Company’s Board to fill any vacancy (other than the CEO of the Company) with a person who satisfies all the qualifications of a Company Independent Director (as defined in the Stockholders Agreement), subject to the prior written consent of the Conflicts Committee.

Board Committees

The Stockholders Agreement provides that the Company’s Board shall have the following committees: (i) Audit Committee, (ii)  Nominating and Corporate Governance Committee, (iii) Compensation Committee, and (iv) Conflicts Committee. The formation of, composition of, and amendment to the charter of any other committee requires the approval of 75% of the directors on the Company’s Board. In February 2019, the Board created the Technology and Operational Compliance Committee following the required approval of the Board.

Until the Trigger Date, each committee of the Company’s Board will include at least one director designated by the Amneal Group, subject to the applicable New York Stock Exchange (“NYSE”) requirements. If at any time, any committee (other than the Conflicts Committee) does not have at least one such Amneal Group-designated director, the Amneal Group will be entitled to designate a director to have observer rights with respect to such committee. The formation and composition of any committee not specified above requires the approval of 75% of the Company’s Board.

Amneal Group Agreement to Vote

Until the Trigger Date, the Amneal Group must cause its shares to be present for quorum purposes at any stockholders meeting, vote in favor of all director nominees recommended by the Company’s Board, and not vote in favor of the removal of any Non-Amneal Group Director, unless such removal is recommended by the Nominating and Corporate Governance Committee.

Amneal Group Consent Rights

For so long as Amneal Group beneficially owns more than 25% of the outstanding shares of the Company, the Company will not take the following actions without obtaining prior consent of the Amneal Group:

•	amend, modify, or repeal any provision of the Company’s Certificate of Incorporation or Bylaws in a manner that adversely impacts any Amneal Group member;
•	effect any change in the authorized number of directors, except pursuant to the Stockholders Agreement;
•	create or reclassify any new or existing class or series of capital stock to grant rights, preferences, or privileges with respect to voting, liquidation, redemption, conversion or dividends that are senior to or on parity with those of the shares held by the Amneal Group; or
•	consummate any transaction as a result of which (a) more than 50% of the outstanding shares of the Company will be beneficially owned by any persons other than Amneal Group members and (b) any Amneal Group member receives an amount or form of consideration different from that which is granted to other holders of the Company’s shares.

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Code of Business Conduct; Corporate Governance Guidelines; Board Committee Charters

We are committed to conducting every aspect of our business in an ethical, open and honest manner and in full compliance with the law, both in letter and in spirit. Our Code of Business Conduct applies to all of our employees, officers and directors, and lays out guidelines for our employees, officers and directors to follow as they conduct business on behalf of our Company. We have also adopted Corporate Governance Guidelines, which, together with our Certificate of Incorporation, Bylaws and Board committee charters, form the framework for the corporate governance of the Company. In addition, the Stockholders Agreement between the Company and the Amneal Group and the limited liability company agreement of Amneal set forth a number of corporate governance requirements with respect to the Company.

The full text of the Code of Business Conduct as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Conflicts Committee Charter, and Technology and Operational Compliance Committee Charter are available at the investors section of our web site, http://investors.amneal.com. We intend to disclose any amendment to, or waiver from, a provision of the Code of Business Conduct that applies to our directors or executive officers, including our principal executive officers, principal financial officer or principal accounting officer, in the investors section of our web site. Stockholders may request free printed copies of the Code of Business Conduct, Corporate Governance Guidelines and the Board committee charters by writing to: Amneal Pharmaceuticals, Inc., Attention: Secretary, 400 Crossing Boulevard, Bridgewater, NJ 08807 or corporatesecretary@amneal.com.

Controlled Company Status

The Amneal Group holds a majority of the voting power of our common stock. As a result, we are a “controlled company” as defined by NYSE listing rules and may elect to avail ourselves of exemptions from the following NYSE corporate governance listing requirements: (a) a majority of the board of directors consisting of independent directors; (b) a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing specified matters; and (c) a compensation committee composed entirely of independent directors, with a written charter addressing specified matters. Although we currently do not avail ourselves of any of these exemptions, we may do so in the future, in which case you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance listing requirements.

Role of the Board of Directors

In accordance with the General Corporation Law of the State of Delaware and our Certificate of Incorporation and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although our non-employee directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Board Leadership Structure

Our Board of Directors is led by an independent Chairman. The Chairman’s responsibilities include, but are not limited to, presiding over all meetings of the Board at which members of management are not present, including any executive sessions of independent directors, reviewing Board meeting schedules and agendas and acting as a liaison between the independent directors and the Co-Chief Executive Officers. Our Co-Chief Executive Officers do not hold leadership positions on the Board, but our Corporate Governance Guidelines do not prohibit them from doing so, as the Board retains the discretion to modify its leadership structure in the future as it deems appropriate. The Board has determined that its leadership structure currently is in the best interests of the Company and our stockholders because it allows our Co-Chief Executive Officers to focus on our day-to-day business and our Chairman to focus on managing Board operations and effectiveness and other corporate governance matters, while providing independent Board leadership.

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Meetings of the Board of Directors

In the fiscal year ended December 31, 2019 (“fiscal 2019”), the Board of Directors held 11 meetings. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and each committee of the Board of Directors on which he or she served during fiscal 2019, in each case held during the period for which he or she was a director and committee member. Our independent directors meet in executive session at least twice annually. The Chairman presides over executive sessions of the independent directors.

Communication with the Board of Directors; Director Attendance at Annual Meetings

Stockholders, employees and all other interested parties may communicate with a member or members or a committee of the Board of Directors by addressing their correspondence to the Board member or members or committee c/o Corporate Secretary, Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807 or by email to corporatesecretary@amneal.com. Our corporate secretary will review the correspondence and will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any committee or any director. Our corporate secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Subject to the foregoing, mail addressed to “Board of Directors” or “non-management directors” will be forwarded to the Chairman.

Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with Board members about issues affecting our Company, we encourage our directors to attend each annual meeting of stockholders. All 13 of the then-incumbent directors of the Board attended the 2019 annual meeting.

Director Independence

In making independence determinations, the Board of Directors observes all criteria for independence established by the U.S. Securities and Exchange Commission (“SEC”), the NYSE, other governing laws and regulations, and the Stockholders Agreement, and considers all relevant facts and circumstances. In accordance with our Corporate Governance Guidelines, to be considered independent:

•	the director must meet the bright-line independence tests under the listing standards of the NYSE; and
•	the Board must affirmatively determine that the director otherwise has no material relationship with our Company either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company.

The Board of Directors, through its conflicts committee, annually reviews all relevant business relationships any director may have with our Company. As a result of its annual review, the Board has affirmatively determined that each of the following directors meets the independence tests under the listing standards of the NYSE, none of them has a material relationship with the Company and, as a result, such directors are independent: J. Kevin Buchi, Jeff George, John Kiely, Paul Meister, Ted Nark, Peter R. Terreri, and Shlomo Yanai. Former directors Robert L. Burr, Janet S. Vergis, Jean Selden Greene, and Dharmendra Rama each qualified as independent during the period they served on the Board.

In making the foregoing independence determination, the Board of Directors considered the following relationship in light of the Company’s independence standards and determined that it does not constitute a material relationship with the Company:

•	Ted Nark is an independent senior advisor to Tarsadia Investments. Tarsadia Investments is a family office investment firm. Tushar Patel, who is a member of the Amneal Group and an observer to the Board, is the Chairman and Founder of Tarsadia Investments. Gautam Patel, who is a member of the Amneal Group and a member of the Board, is a Managing Director of Tarsadia Investments. Mr. Nark does not receive any compensation from Tarsadia Investments.

In addition to the director independence standards described above, the Stockholders Agreement imposes additional independence requirements that apply in certain circumstances. The Stockholders Agreement defines “Company Independent Director” as a director who:

•	meets the independence standards under the rules of the NYSE;
•	is a non-Amneal Group Director;
•	is not a current or former member of the Board of Directors of any Amneal Group member or its affiliates or officer or employee of any Amneal Group member or its affiliates;
•	does not have and has not had any other material relationship with the Company or its affiliates; and
•	is designated by the Conflicts Committee as a “Company Independent Director.”

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Committees of the Board of Directors

The Board of Directors has five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Conflicts Committee, and a Technology and Operational Compliance Committee. The Integration Committee, which served as an advisory committee to management in connection with the integration of Impax and Amneal following the Combination, was dissolved in August 2019.

The following table sets forth the members of each committee and the number of meetings held during fiscal 2019 for each of the Board’s committees, as well as each director’s status as either independent or not independent and either an Amneal Group Director or Non-Amneal Group Director.

	Independent	Amneal Group Director	Non-Amneal Group Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Conflicts Committee	Technology and Operational Compliance Committee*
Emily Peterson Alva
J. Kevin Buchi							Chair
Jeff George								Chair
John Kiely
Paul Meister						Chair
Ted Nark					Chair
Chintu Patel
Chirag Patel
Gautam Patel
Peter R. Terreri**				Chair
Shlomo Yanai
# of Meetings in 2019				4	5	6	5	N/A

*	The Technology and Operational Compliance Committee was formed in February 2020.
**	Mr. Terreri is not standing for re-election at the meeting.

Audit Committee

The principal duties and responsibilities of our Audit Committee are to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s internal audit function and independent auditor.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Each director who serves on the Audit Committee is independent under the listing standards of the NYSE and as that term is used in Section 10A(m)(3) of the Securities Act of 1934, as amended. The Board of Directors has determined that each of Peter Terreri and John Kiely qualifies as an Audit Committee financial expert as that term is defined by applicable SEC regulations, and has designated each of Peter Terreri and John Kiely as the Audit Committee’s financial expert.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available at the investor relations section of our website at https://investors.amneal.com/corporate-governance/policies. The report of the Audit Committee begins on page 69 of this proxy statement.

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Compensation Committee

The principal duties and responsibilities of the Compensation Committee are to oversee the discharge of the responsibilities of the Board relating to compensation of the Company’s executive officers and directors.

Each director who serves on the Compensation Committee is independent under the listing standards of the NYSE and applicable SEC regulations with respect to Compensation Committees. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website at https://investors.amneal.com/corporate-governance/policies. The report of the Compensation Committee is on page 39 of this proxy statement.

Pursuant to the Stockholders Agreement, the Amneal Group has the right to nominate two of the four directors serving on the Compensation Committee for so long as the Amneal Group beneficially owns more than 50% of the outstanding shares of the Company. The remaining directors are designated by a majority of the Company Independent Directors of the Company’s Board.

Nominating and Corporate Governance Committee

The principal duties and responsibilities of the nominating and governance committee are as follows:

•	to identify individuals qualified to become Board members consistent with the criteria approved by the Board;
•	to recommend to the Board director nominees for election by stockholders;
•	to develop and recommend to the Board a set of Corporate Governance Guidelines; and
•	to oversee the evaluation of the Board and management.

Each director who serves on the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website at https://investors.amneal.com/corporate-governance/policies.

Pursuant to the Stockholders Agreement, the Amneal Group has the right to nominate two of the four directors serving on the Nominating and Corporate Governance Committee for so long as the Amneal Group beneficially owns more than 50% of the outstanding shares of the Company. The remaining directors are designated by a majority of the Company Independent Directors of the Company’s Board.

Conflicts Committee

The principal duties and responsibilities of the Conflicts Committee are to provide leadership and guidance to the Board and the Company regarding transactions or situations involving potential conflicts of interest between the Company and its related parties and to evaluate director independence.

The Conflicts Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website https://investors.amneal.com/corporate-governance/policies.

Pursuant to the Stockholders Agreement, until the Trigger Date, the Board will have a Conflicts Committee comprised solely of Company Independent Directors. Any amendments to the Conflicts Committee Charter will be approved by (i) 75% of the directors of the Company’s Board, (ii) a majority of the Company Independent Directors, and (iii) a majority of the Conflicts Committee. The responsibilities of the Conflicts Committee include approval of certain transfers of shares of the Company by an Amneal Group member to third parties, approval of any related party transactions, and approval of any material amendment to the Stockholders Agreement, as set forth in the Conflicts Committee Charter.

Technology and Operational Compliance Committee

The principal duties and responsibilities of the Technology and Operational Compliance Committee are to assist the Board in overseeing the Company’s application of technology to its manufacturing, research and development and operations and quality compliance functions, and to act as an advisory committee to management to provide input in connection with the Company’s operations.

The Technology and Operational Compliance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website https://investors.amneal.com/corporate-governance/policies.

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The Board’s Role in Risk Oversight

Management is responsible for managing the day-to-day risks our Company faces. Our Board of Directors is responsible for:

•	confirming that management has implemented an appropriate system to manage these risks, i.e., to identify, assess, mitigate, monitor, and communicate about these risks; and
•	providing effective risk oversight through the Board’s committee structure and oversight processes.

Beyond these fundamental responsibilities for risk oversight, our Board concentrates on the broader implications of our strategic plans and allows the committees to focus on specific areas of risk. Our directors, through their risk oversight role, are responsible for confirming that the risk management processes designed and implemented by the Company’s executive officers and other senior managers are consistent with the Company’s corporate strategy and are functioning as directed.

The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Our executive officers attend our quarterly Board meetings. In addition to making quarterly presentations at such meetings regarding our operations, our executive officers are available to discuss any questions or concerns raised by the Board relating to risk management and any other matters.

While the Board is ultimately responsible for risk oversight at our Company, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.

Audit Committee

In accordance with its charter, the Audit Committee is required to, among other things, focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks. The Audit Committee is also mandated by its charter to discuss with management our Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including, as required by the NYSE, our risk assessment and risk management policies. The Audit Committee monitors our Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management, external auditors and our Company’s internal audit function.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the evaluation and management of risks arising from our compensation policies and programs. As a result of its evaluation, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, including Board structure, size, membership and succession planning for our directors and executive officers.

Conflicts Committee

The Conflicts Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of the risks associated with the conflicts of interest that may arise from certain related party transactions.

Technology and Operational Compliance Committee

The Technology and Operational Compliance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of the risks associated with the Company’s use of technology, including in its manufacturing and research and development operations.

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Director Nominations

The Nominating and Corporate Governance Committee considers recommendations for directorships submitted by our stockholders. Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations, in accordance with the procedures (including the information requirements) set forth in our Bylaws, in writing to: Corporate Secretary, Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807. In order for the Nominating and Corporate Governance Committee to have adequate time to consider such candidate for inclusion on the director nominee slate, the stockholder’s notice should be received at the address above within the time period set forth in our Bylaws (see “Stockholder Proposals for Inclusion in Our 2021 Annual Meeting Proxy Statement and Proxy Card” below).

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee reviews the nominee’s personal and professional integrity, ethics and values and ability to make mature business decisions. The Nominating and Corporate Governance Committee may also consider the following criteria, as well as any other factor the committee deems relevant:

•	the candidate’s experience in corporate management, such as serving as an officer of a publicly held company;
•	the candidate’s experience as a board member of a publicly held company;
•	the candidate’s professional and academic experience relevant to our industry;
•	the strength of the candidate’s leadership skills;
•	the candidate’s experience in finance and accounting and executive compensation practices; and
•	whether the candidate has the time required for the preparation, participation and attendance at board and committee meetings.

Nominees may also be recommended by directors, members of management, or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee may consider, in addition to the requirements described above and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the Board. Each director candidate is evaluated by the Nominating and Corporate Governance Committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a stockholder or by others.

The Board of Directors does not have a formal policy on Board diversity as it relates to the selection of nominees for the Board. The Board believes that diversity and a variety of experiences and viewpoints should be represented on the Board. In selecting a director nominee, the Nominating and Corporate Governance Committee focuses on skills, viewpoints, expertise or background that would complement the existing Board. The Nominating and Corporate Governance Committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, human resources, communications and other areas that are relevant to our activities. The Nominating and Corporate Governance Committee assesses its effectiveness in this regard when evaluating the composition of the Board.

In the case of a recommendation submitted by a stockholder, after full consideration, the stockholder proponent will be notified of the decision of the nominating and governance committee.

The Nominating and Corporate Governance Committee conducts the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The Nominating and Corporate Governance Committee also reviews the independence of each candidate and other qualifications of all director candidates, as well as considers questions of possible conflicts of interest between director nominees and our Company. After the Nominating and Corporate Governance Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee makes a determination whether to recommend the nominee for approval by the Board of Directors. If the Nominating and Corporate Governance Committee decides to recommend the director nominee for nomination by the Board of Directors and such recommendation is accepted by the Board, the form of our proxy solicitation will include the name of the director nominee.

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Director Compensation

Each of our non-employee directors receives an annual fee payable in cash. In addition, so that our non-employee directors have an ownership interest aligned with our stockholders, each non-employee director also receives an annual grant of stock options and restricted stock units. Board members also receive an initial equity grant when they join the Board. Members of our Board committees receive an additional annual fee for each committee on which they serve, other than the Integration Committee. Directors did not receive any fees in 2019 related to the Technology and Operational Compliance Committee, as it was formed in February 2020. Our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at Board and committee meetings. The compensation of our non-employee directors was reviewed by our independent compensation consultant in May 2019 and no changes were made to the structure of our non-employee director compensation program.

Our director compensation program is summarized in the table below.

Annual Cash Retainer*	$75,000
Annual Equity Grant
Stock options (target value)*	$184,250
Restricted stock units (target value)*	$90,750
Vesting Schedule	1 year cliff vesting
Additional Cash Fees for Committee Service
Audit Committee (Chair/Member)	$25,000/$15,000
Compensation Committee (Chair/Member)	$20,000/$10,000
Nominating and Corporate Governance Committee (Chair/Member)	$15,000/$7,500
Conflicts Committee (Chair/Member)	$15,000/$7,500

*	Prorated for directors who join the Board mid-year.

During fiscal 2019, our non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash	RSU Awards	Option Awards	Total
Emily Peterson Alva(1)	$83,845	$90,749	$184,249	$358,843
J. Kevin Buchi(2)	$115,258	$90,749	$184,249	$390,256
Robert L. Burr(3)(4)	$84,029	$90,749	$184,249	$359,027
Jeff George(5)	$3,668	$35,805	$72,690	$112,164
Jean Selden Greene(6)(7)	$78,763	$90,749	$184,249	$353,761
John Kiely(8)	$3,668	$35,805	$72,690	$112,164
Paul Meister(9)(10)	$30,774	$90,750	$184,250	$305,773
Ted Nark(11)	$104,232	$90,749	$184,249	$379,230
Gautam Patel(12)	$80,897	$90,749	$184,249	$355,895
Dharmendra Rama(4)(13)	$48,648	$90,749	$184,249	$323,646
Peter R. Terreri(14)	$114,681	$90,749	$184,249	$389,679
Janet S. Vergis(4)(15)	$58,967	$90,749	$184,249	$333,965
Shlomo Yanai(16)	$3,668	$35,805	$72,690	$112,164
(1)	As of December 31, 2019, Ms. Alva had 6,459 RSUs outstanding and 53,021 options outstanding.
(2)	As of December 31, 2019, Mr. Buchi had 6,459 RSUs outstanding and 81,397 options outstanding.
(3)	As of December 31, 2019, Mr. Burr had no RSUs or options outstanding.
(4)	Mr. Burr, Mr. Rama, and Ms. Vergis resigned as directors effective August 2, 2019.
(5)	As of December 31, 2019, Mr. George had 7,522 RSUs outstanding and 28,506 options outstanding.
(6)	Ms. Greene resigned as a director effective December 14, 2019.
(7)	As of December 31, 2019, Ms. Greene had no RSUs outstanding and 24,977 options outstanding
(8)	As of December 31, 2019, Mr. Kiely had 7,522 RSUs outstanding and 28,506 options outstanding.
(9)	Mr. Meister was appointed to the Board effective August 2, 2019.
(10)	As of December 31, 2019, Mr. Meister had 27,923 RSUs outstanding and 115,156 options outstanding.
(11)	As of December 31, 2019, Mr. Nark had 6,459 RSUs outstanding and 53,021 options outstanding.
(12)	As of December 31, 2019, Mr. Patel had 6,459 RSUs outstanding and 53,021 options outstanding.
(13)	As of December 31, 2019, Mr. Rama had no RSUs or options outstanding.
(14)	As of December 31, 2019, Mr. Terreri had 6,459 RSUs outstanding and 134,971 options outstanding.
(15)	As of December 31, 2019, Ms. Vergis had no RSUs or options outstanding.
(16)	As of December 31, 2019, Mr. Yanai had 7,522 RSUs outstanding and 28,506 options outstanding.

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Employee directors do not receive any separate compensation for their Board activities. Prior to their appointment in August 2019 as Co-Chief Executive Officers, Chintu Patel and Chirag Patel received compensation for their service as non-employee directors in accordance with the program described above. Following these appointments, they no longer receive compensation for service as directors. See “Compensation Discussion and Analysis” beginning on page 30 for information about their compensation as Co-Chief Executive Officers.

Director Stock Ownership Guidelines

In order to further align the interests of our non-employee directors with the interests of our stockholders, we require our non-employee directors to own our stock as set forth below.

Position	Minimum Ownership Guideline
Non-employee directors	3x annual cash retainer

We adopted our stock ownership guidelines in May 2018, and we expect our non-employee directors to be able to achieve the required ownership thresholds by five years from the date of adoption of the guidelines. Newly elected directors will have five years from the date they became subject to the stock ownership guidelines to comply with them. For the purpose of determining stock ownership levels, we include shares underlying restricted stock and restricted stock units (whether or not vested) and shares underlying “in-the-money” vested stock option awards.

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Proposal 1 Election of Directors

Introduction

Our Company’s Bylaws provide for the annual election of directors. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated for election each of our current directors.

At the annual meeting, the 10 nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as designated by the Board of Directors, or, alternatively, the Board of Directors may reduce the number of directors on the Board, subject to the provisions of the Stockholders Agreement.

Director Nominees

For each of the 10 director nominees standing for election, the following sets forth certain biographical information, including a description of their business experience during at least the past five years and the specific experience, qualifications, attributes or skills that qualify them to serve as directors of the Company and/or members of the Board committees on which they serve. Each of the nominees was previously elected by stockholders at the 2019 annual meeting, except for the following nominees who were appointed to the Board as follows: Jeff George (December 2019), John Kiely (December 2019), Paul Meister (August 2019), and Shlomo Yanai (December 2019). Messrs. George, Kiely, and Yanai were recommended to the Nominating and Corporate Governance Committee by a third-party search firm, while Mr. Meister was designated by the Amneal Group. For further information about how director nominees are selected, see “Corporate Governance—Director Nominations” above.

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PAUL MEISTER

Age 67
Chairman

Mr. Meister is co-founder, and since 2008, CEO of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries, and Perspecta Trust, which provides both trust and investment services. From 2014 to 2018, Mr. Meister was President of MacAndrews & Forbes Incorporated, a private company that owns or controls a diverse set of businesses, including: Revlon, Scientific Games, Harlan Clarke Holdings Corp., vTv Therapeutics LLC, SIGA Technologies, and AM General. During 2018, Mr. Meister also served, on an interim basis, as Executive Vice Chairman of Revlon, Inc. a leading beauty products company, and acted as Revlon’s principal executive officer. From 2010 to 2014, Mr. Meister served as Chairman and CEO of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. Mr. Meister was Chairman of Thermo Fisher Scientific, Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously Vice Chairman of Fisher Scientific International, Inc., a predecessor of Thermo Fisher Scientific, Inc., from 2001 to 2006, and Chief Financial Officer of Fisher Scientific International, Inc. from 1991 to 2001. Earlier in his career, Mr. Meister served in a number of executive leadership positions at Wheelabrator Technologies Inc., The Henley Group Inc., and AlliedSignal Inc. (now Honeywell International, Inc.). He began his career with Ford Motor Company. Mr. Meister holds a bachelor of arts degree from the University of Michigan and a master of business administration from Northwestern University. He currently serves as a director on the boards of Aptiv PLC, Quanterix Corporation, Oaktree Acquisition Corp. and Scientific Games Corporation. He previously served as a director of vTv Therapeutics and LKQ Corporation until 2018 and as a director of Revlon until 2019.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  R&D, Scientific

•  Investment, Venture Capital

•  International

CHINTU PATEL

Age 48
Co-Chief Executive Officer

Mr. Chintu Patel has served as Co-Chief Executive Officer and director of the Company since August 2019. He served as a Co-Chairman of the Board from May 2018 to August 2019, and previously served as Co-Chairman and Co-Chief Executive Officer of Amneal from 2002 until the Combination. Mr. Patel holds a bachelor’s degree in pharmacy from Rutgers College of Pharmacy. He also holds an honorary doctorate degree from Long Island University. With his brother, Chirag Patel, Mr. Patel built the Amneal Alliance Companies, a group of independent companies engaged in the development of healthcare technologies and products, including Kashiv Biosciences, LLC (“Kashiv”) (engaged in the development of pharmaceutical and biosimilar pharmaceutical products), Asana Biologics, LLC (“Asana”) (an early stage drug discovery and R&D company focusing on several therapeutic areas, including oncology, pain and inflammation) and Prolong Pharmaceuticals, LLC (“Prolong”) (an early stage biotechnology company focused on new branded hematology and oncology products). Mr. Patel serves on the board of managers of each of these companies. Mr. Patel also serves on the boards of Long Island University, the Long Island Association and the Make-a-Wish Foundation®, and is a recipient of the Ernst & Young National Entrepreneur of the Year Life Sciences Award®. Mr. Patel and his wife, Falguni Patel, run the Irada International Foundation, which focuses on health, education, and community outreach projects in India and the United States. Mr. Patel holds a bachelor’s degree in Pharmacy from Rutgers College of Pharmacy.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Manufacturing

•  R&D, Scientific

•  Regulatory

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CHIRAG PATEL

Age 53
President and Co-Chief Executive Officer

Mr. Chirag Patel has served as Co-Chief Executive Officer, President and director of the Company since August 2019. He served as a Co-Chairman of the Board from May 2018 to August 2019, and previously was Co-Founder of Amneal and served as Co-Chairman and Co-Chief Executive Officer of Amneal from 2005 to October 2017. Mr. Patel received his bachelor’s degree in commerce from H.A. College of Commerce, India and his bachelor of science degree in business administration from New Jersey City University. He also holds an honorary Doctor of Humane Letters degree from New Jersey City University. With his brother, Chintu Patel, Mr. Patel built the Amneal Alliance Companies, a group of independent companies engaged in the development of healthcare technologies and products, including Kashiv (engaged in the development of pharmaceutical and biosimilar pharmaceutical products), Asana (an early stage drug discovery and R&D company focusing on several therapeutic areas, including oncology, pain and inflammation) and Prolong (an early stage biotechnology company focused on new branded hematology and oncology products). Mr. Patel serves on the board of managers of each of these companies. Mr. Patel also serves on the boards of Liberty Science Center®, the Art of Living Foundation® and the New Jersey City University Foundation, and is a recipient of the Ernst & Young National Entrepreneur of the Year Life Sciences Award®. Mr. Patel’s long experience as an entrepreneur in the healthcare industry as a co-founder and leader of numerous successful pharmaceutical businesses, including Amneal, gives him deep understanding of the pharmaceutical industry and extensive expertise in the wide range of strategic, commercial, financial and operational matters relevant to Amneal.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  Investment, Venture Capital

•  International

•  Regulatory

EMILY PETERSON ALVA

Age 45

Emily Peterson Alva has served on our Board of Directors since the Combination. Ms. Alva is a financial, strategic and business advisor to senior executives, founders and corporate boards of directors, and has focused on private company advisory projects and family office investing since 2013. Prior to that time, Ms. Alva spent more than 15 years at Lazard as a senior mergers & acquisitions (“M&A”) investment banker advising industry-leading companies. Ms. Alva’s extensive advisory and transaction work covers multiple industries with a primary sector focus and expertise in healthcare. While at Lazard, Ms. Alva held leadership roles, both with clients and internally. She advised some of Lazard’s most important clients over many years, and was one of the youngest bankers promoted to Managing Director at the firm. During her Lazard tenure, Ms. Alva was selected for the Council on Foreign Relations’ Corporate Leaders Program, which recognizes accomplished professionals on a senior management track and links business leaders with decision makers in government and academia. Prior to joining Lazard, Ms. Alva worked at a development stage company focused on engineering-based solutions to improve industrial waste processing systems. More recently, Ms. Alva has served as a Board Member and Treasurer for the Alumnae Board of Directors of Barnard College. Ms. Alva received a BA in Economics from Barnard College, Columbia University. Ms. Alva’s financial acumen together with her advisory and transaction experience reaching deep into many sectors of healthcare provide the Amneal Board with insight into a variety of matters, including corporate development and strategy.

Skills and Qualifications:

•  Corporate Development, Business Development, M&A

•  Finance and Accounting

•  Investment, Venture Capital

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J. KEVIN BUCHI

Age 64

J. Kevin Buchi has served on our Board of Directors since the Combination. He currently serves as the CEO and a member of the board of directors of Biospecifics Technologies Corp., a biopharmaceutical company (Nasdaq: BSTC). He previously served as Impax’s Interim President and Chief Executive Officer from December 2016 until March 27, 2017 and as a member of the board of directors of Impax from 2016 until the completion of the Combination. From August 2013 to December 2016, Mr. Buchi served as President and CEO and a member of the board of directors of TetraLogic Pharmaceuticals Corporation (formerly Nasdaq: TLOG), a biopharmaceutical company, whose assets were subsequently acquired by Medivir AB in December 2016. Prior to TetraLogic Pharmaceuticals, Mr. Buchi served as Corporate Vice President, Global Branded Products of Teva Pharmaceutical Industries Ltd. (NYSE: TEVA), from October 2011 to May 2012. Prior to Teva, Mr. Buchi served as CEO of Cephalon, Inc. (formerly Nasdaq: CEPH), which was subsequently acquired by Teva, from December 2010 to October 2011, and held various positions at Cephalon, including Chief Operating Officer from January 2010 to December 2010 and Chief Financial Officer from 1996 to 2009. Since April 2013, Mr. Buchi has served as a director and member of the remuneration and nominating committee, and audit committee of the board of Benitec Biopharma Ltd. (Nasdaq: BNTC), a biotechnology company headquartered in Australia. Since August 2018, Mr. Buchi has served as a director and chairman of the board of Dicerna Pharmaceuticals (Nasdaq: DRNA). Mr. Buchi previously served as a director until 2016 of the following companies: Epirus Biopharmaceuticals, Alexza Pharmaceuticals, Stemline Therapeutics, and Forward Pharmaceuticals. Mr. Buchi received his BA degree from Cornell University and a Masters of Management from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Buchi’s extensive experience as a senior executive and board member in the pharmaceutical industry provides the Board with unique insights into our business.

Skills and Qualifications:

•  CFO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  Finance and Accounting

•  International

JEFF GEORGE

Age 46

Jeff George has nearly 20 years of global healthcare and corporate leadership experience. He is currently the Managing Partner of Maytal Capital, a healthcare-focused private equity investment and advisory firm he founded, and an Operating Partner at Revival Healthcare Capital, a medical device-focused private equity firm. Between 2008 and 2016, he served on the Executive Committee of Novartis Group AG, one of the largest global pharmaceutical companies, first as Division Head and CEO of Sandoz, Novartis’ $10 billion generic pharmaceuticals and biosimilars subsidiary, and then as Division Head and CEO of Alcon, Novartis’ then $10 billion branded eye care subsidiary. In both roles, he was responsible for leading over 25,000 associates globally across more than 160 countries. More recently, he served as CEO and board member of Performance Health, the largest global manufacturer and distributor of products to the physical therapy and rehabilitation markets. Mr. George previously headed Emerging Markets for the Middle East, Africa, Southeast Asia and CIS at Novartis Pharmaceuticals and served as Vice President and Head of Western and Eastern Europe for Novartis Vaccines. Prior to this, he held leadership roles at Gap Inc. and McKinsey & Co. Mr. George serves on the board of Silicon Valley-based healthcare software firm Roam Analytics as well as several non-profit organizations including Education Opens Doors, where he serves as Chairman, and the North Texas Food Bank. He previously served on the board of directors of AdvaMed. He holds an MBA from Harvard Business School, an M.A. from Johns Hopkins University, and a B.A. from Carleton College.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  Investment, Private Equity

•  International

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JOHN KIELY

Age 61

John Kiely has more than 35 years of financial leadership and advisory experience serving public companies, including multinational corporations. Until July 2019, when he retired, he served as a Senior Assurance Partner at Pricewaterhouse Coopers, a multinational professional services firm, where he focused on the pharmaceutical, manufacturing, chemical, medical device and private equity sectors. He held various roles of increasing responsibility at Pricewaterhouse Coopers, including as Private Equity Assurance Leader, U.S. Pharmaceutical Leader and Global Pharmaceutical Assurance Leader. Mr. Kiely is currently and has been since July 2019 on the board of directors of Zovio, Inc., an education technology services company. Mr. Kiely holds a bachelor of science degree from Saint Francis University.

Skills and Qualifications:

•  General Management, Commercial

•  Finance and Accounting

•  M&A

•  International

TED NARK

Age 61

Ted Nark has served on our Board of Directors since the Combination. Mr. Nark has served as Managing Director of KRG Capital Partners, a Denver-based $2 billion private equity fund, since 2007. In that role, Mr. Nark has led the identification, negotiation and due diligence of new acquisitions and has worked with portfolio companies and maintained relationships with limited partners. While at KRG, Mr. Nark has led the acquisition and successful monetization of companies, including Convergint Technologies, Diversified Food Services and Petrochoice. From 2006 to 2007, Mr. Nark was Partner at Leonard Green & Partners and from 2002 to 2006, served as CEO and Chairman of the Board of White Cap Construction Supply, a Leonard Green-owned distributor of construction hardware, tools and materials to professional contractors in the United States. Previously, Mr. Nark served as CEO of Corporate Express Australia and Group President at Corporate Express, Inc. Mr. Nark is currently a board member of several private companies such as Convergint Technologies, Western Windows, Trafficware, and The Maroon Group. Mr. Nark has previously served on the boards of Corporate Express Australia, Fort Dearborn, White Cap Construction Supply, FTD, Leslies Pools, Gaiam, Real Goods Solar and Claim Jumper. Mr. Nark received a bachelor of science degree from Washington State University. Mr. Nark’s strong background in finance and corporate development combined with his service in executive leadership roles within complex corporate organizations contribute strategic and management insight to our Board.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  Investment, Venture Capital

•  International

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GAUTAM PATEL

Age 47

Gautam Patel has served on our Board of Directors since the Combination. Mr. Patel has been Managing Director of Tarsadia Investments, a private investment firm based in Newport Beach, California, since 2012. In that role, Mr. Patel has led a team of investment professionals to identify, evaluate and execute principal control over equity investments across sectors including life sciences, financial services and technology. Prior to joining Tarsadia, Mr. Patel served as Managing Director at Lazard from 2008 to 2012, where he led financial and strategic advisory efforts in sectors including transportation and logistics, private equity, and healthcare. Prior to that, Mr. Patel served in a variety of advisory roles at Lazard from 1999 to 2008, including multiple restructuring, bankruptcy and corporate reorganization assignments in 2001 and 2008. From 1994 to 1997, Mr. Patel was an Analyst at Donaldson, Lufkin & Jenrette, where he worked on M&A as well as high-yield and equity financings. Mr. Patel is currently a Board Member of several private companies such as Kashiv, Asana Biosciences, Prolong Pharmaceuticals, Envisics and AIONX Antimicrobial Technologies. Mr. Patel also serves on the board of Casita Maria Center for Arts & Education, a New York based non-profit organization that aims to empower children through arts-based education. Mr. Patel received a bachelor of art degree from Claremont McKenna College, a bachelor of science degree from Harvey Mudd College, an MSc from the London School of Economics and an MBA from the University of Chicago. Mr. Patel brings an extensive knowledge of the Company’s business and operations combined with deep experience in finance, corporate development and healthcare investing to the Board.

Skills and Qualifications:

•  Corporate Development, Business Development, M&A

•  Finance and Accounting

•  Investment, Venture Capital

SHLOMO YANAI

Age 67

Shlomo Yanai has more than 15 years of corporate leadership experience, primarily in the pharmaceutical industry. He served as President and Chief Executive Officer at Teva Pharmaceutical Industries Ltd. from 2007 to 2012. Mr. Yanai currently serves as an advisor to Moelis & Co., an investment bank. In addition, he currently serves on the boards of PDL BioPharma Inc. and WR Grace & Co. He previously served on the boards of Cambrex Corp., Lumenis Ltd., Perrigo Company and Sagent Pharmaceuticals, among others, and held various leadership positions in the Israel Defense Forces. Mr. Yanai holds a master of public administration degree from George Washington University and a bachelor of arts from Tel Aviv University and is also a graduate of the U.S. National Defense University – War College.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Investment, Venture Capital

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Required Vote

Our Bylaws provide for a majority vote standard in uncontested elections of directors. Therefore, to be elected at our 2020 annual meeting, which is an uncontested election, each nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the holders of the shares of voting common stock voting in person or by proxy at the annual meeting. A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES SET FORTH IN PROPOSAL NO. 1.

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Our Management

Executive Officers and Directors

Our executive officers and directors, their positions and their ages as of March 12, 2020, are as set forth in the table below. Each of our directors holds office until the next annual meeting of our stockholders or until his or her successor has been elected and qualified. Our executive officers serve at the discretion of the Board of Directors.

Name	Age	Position
Chintu Patel	48	Co-Chief Executive Officer, Director
Chirag Patel	53	President and Co-Chief Executive Officer, Director
Andrew Boyer	54	Executive Vice President, Commercial Operations
Anastasios Konidaris	53	Senior Vice President, Chief Financial Officer
Stephen J. Manzano	55	Senior Vice President, General Counsel and Corporate Secretary
Nikita Shah	42	Senior Vice President, Chief Human Resources Officer
Joseph Todisco	44	Senior Vice President, Specialty Commercial
Paul Meister	67	Chairman of the Board of Directors
Emily Peterson Alva	45	Director
J. Kevin Buchi	64	Director
Jeff George	46	Director
John Kiely	61	Director
Ted Nark	61	Director
Gautam Patel	47	Director
Peter R. Terreri	62	Director
Shlomo Yanai	67	Director

For a description of the business experience of the above individuals who are director nominees standing for election, see “Proposal No. 1—Election of Directors.”

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ANDREW BOYER

Executive Vice President, Commercial Operations

Andrew Boyer has served as our Executive Vice President, Commercial Operations since the Combination, and from February 5, 2018, to the completion of the Combination, as Executive Vice President, Commercial Operations of Amneal. Prior to joining Amneal, Mr. Boyer served as President & CEO of North America Generics, Teva Pharmaceutical Industries Ltd., a multinational pharmaceuticals company, from August 2016 to February 2018. Before that, Mr. Boyer was Senior Vice President of Sales and Marketing for the U.S. Generics Division at Allergan, a global pharmaceutical company, from September 2006 to August 2016. Mr. Boyer joined Allergan (then known as Watson Pharmaceuticals) in 1998 as Associate Director of Marketing in Generics. Before joining Allergan, Mr. Boyer served as National Accounts Manager for Lederle/American Cyanamid as well as Marketing Manager for Barr Laboratories. Mr. Boyer received his degree in Business Administration and Management from State University of New York at Albany.

ANASTASIOS KONIDARIS

Senior Vice President, Chief Financial Officer

Anastasios Konidaris has served as our Senior Vice President and Chief Financial Officer since March 12, 2020. Mr. Konidaris previously served as Executive Vice President and Chief Financial Officer of Alcresta Pharmaceuticals, LLC, a specialty pharmaceutical company, since March 2016. Prior to joining Alcresta Pharmaceuticals, Mr. Konidaris served as Senior Vice President and Chief Financial Officer of Ikaria, Inc., a biotherapeutics company, from October 2011 to May 2015. From 2007 to May 2015, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet Corporation, a leading commercial information services company, where he also served as Principal Accounting Officer and led the Global Finance Operations from 2005 to 2007. From 2003 to 2005, Mr. Konidaris served as Group Vice President of the Global Pharmaceutical and Global Diversified Products Groups at Schering-Plough Corporation, a pharmaceutical company. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at the Pharmacia Corporation, Rhone-Poulenc Rorer, Novartis Corporation and Bristol-Myers Squibb Company.

Since 2017, Mr. Konidaris has served as a director of Kadmon Holdings, Inc., where he was appointed interim chairman in January 2019 and chairman in May 2019, and since 2015, Mr. Konidaris has served as a director of Zep Inc. He previously served as a director of Pernix Therapeutics Holdings Inc. Mr. Konidaris received an MBA from Drexel University and a B.S. from Gwynedd Mercy College.

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STEPHEN J. MANZANO

Senior Vice President, General Counsel
and Corporate Secretary

Stephen Manzano is our Senior Vice President, General Counsel and Corporate Secretary, a position he has held since January 2020. Mr. Manzano is responsible for leading Amneal’s global legal, Intellectual Property and corporate compliance functions, as well as aligning the company’s corporate legal strategies to drive Amneal’s continued growth. He brings more than 25 years of experience in private corporate and financial transactional practice as well as leading in-house corporate legal teams in the pharmaceutical sector. Most recently, Steve concurrently served for 11 years as Group Vice President, General Counsel, Secretary & Head of Corporate Compliance for both Sun Pharmaceuticals and its majority-owned subsidiary, Taro Pharmaceuticals Industries, until December 2019. Mr. Manzano holds a Bachelor of Science degree in Public Administration & Political Science from James Madison University and a Juris Doctor degree from Tulane Law School.

NIKITA SHAH

Senior Vice President, Chief Human Resources Officer

Nikita Shah has served as our Senior Vice President, Chief Human Resources Officer since the Combination, and from January 2014 to the completion of the Combination, as Senior Vice President, Corporate Affairs & Human Resources of Amneal. Ms. Shah oversees human resources for the Company. Prior to joining Amneal, Ms. Shah led the internal audit and human resources functions for Warner Chilcott, a global specialty pharmaceutical company, from 2007 to 2014. She also supported corporate M&A, process improvements and systems efficiencies across the organization. Prior to Warner Chilcott, Ms. Shah held roles of increasing responsibilities at AT&T and Deloitte. Ms. Shah received her master’s degrees in accounting and auditing from Gujarat University, India. She is a certified public accountant.

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JOSEPH TODISCO

Senior Vice President, Specialty Commercial

Joseph Todisco has served as Senior Vice President, Specialty Commercial, since May 2018. Mr. Todisco joined Amneal in 2011 as the head of Corporate Development and has been an integral part of the management team that executed the Combination, as well as multiple other business development, licensing and M&A transactions. In addition to his role in Corporate Development, Mr. Todisco held management oversight responsibility for Gemini Laboratories LLC, a subsidiary of the Company, building it from inception to a highly profitable specialty pharmaceutical platform, from 2013 to 2018. Prior to joining Amneal, Mr. Todisco spent more than five years leading Ranbaxy’s North American Commercial Strategy and Business Development, and held various leadership roles with Par Pharmaceuticals. Prior to working in the pharmaceutical industry, Mr. Todisco was an investment banker for Oppenheimer & Co. and also worked in financial services for Marsh & McLennan Companies. Mr. Todisco holds a degree in Economics from Georgetown University in Washington, D.C. and an MBA from Fordham University School of Business in New York.

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Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains statements regarding historical and future Company performance targets or goals. We have disclosed these targets or goals in the limited context of our compensation programs and they should not be understood to be statements of management’s expectations or estimates of results. We specifically caution investors not to apply these statements to other contexts.

Introduction

In the paragraphs that follow, we provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2019 to the following executive officers:

2019 NAMED EXECUTIVE OFFICERS

Name	Position
Chirag Patel(1)	President and Co-Chief Executive Officer
Chintu Patel(1)	Co-Chief Executive Officer
Todd P. Branning(2)	Former Senior Vice President and Chief Financial Officer
Andrew Boyer	Executive Vice President, Commercial Operations
Paul Bisaro(3)	Former Executive Chairman
David A. Buchen(4)	Former Senior Vice President, Chief Legal Officer and Corporate Secretary
Pradeep Bhadauria(5)	Former Chief Scientific Officer
Robert A. Stewart(6)	Former President and Chief Executive Officer
Bryan Reasons(7)	Former Senior Vice President and Chief Financial Officer

(1)	On August 3, 2019, Chirag Patel and Chintu Patel were appointed as Co-Chief Executive Officers.

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(2)	Mr. Branning was appointed as Senior Vice President and Chief Financial Officer on January 22, 2019. Mr. Branning stepped down from his position as Senior Vice President and Chief Financial Officer, effective as of March 11, 2020.

(3)	Mr. Bisaro resigned as the Company’s Executive Chairman and as a director on August 2, 2019.

(4)	Mr. Buchen was appointed as Senior Vice President, Chief Legal Officer and Corporate Secretary on January 4, 2019, commencing employment on January 1, 2019. Mr. Buchen stepped down from his position as Senior Vice President, Chief Legal Officer and Corporate Secretary, effective as of February 3, 2020.

(5)	Mr. Bhadauria was appointed as Chief Scientific Officer on April 2, 2019. Mr. Bhadauria stepped down from his position as Chief Scientific Officer, effective as of January 31, 2020.

(6)	On August 2, 2019, Mr. Stewart resigned as the Company’s President and Chief Executive Officer. He continued to serve as an advisor to the Company to assist in transitional matters through November 2, 2019.

(7)	Mr. Reasons stepped down from his position as Chief Financial Officer as of January 22, 2019, and left the Company on February 28, 2019.

Throughout this proxy statement we refer to these individuals as our “named executive officers.” The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Leadership Transitions

This past year, we underwent a leadership transition. During this period, we have remained committed to delivering the highest quality of services for our clients, creating significant value for our shareholders and ensuring our compensation programs continue to appropriately incentivize our employees.

As of August 3, 2019, the Board appointed Chirag Patel and Chintu Patel as Co-Chief Executive Officers and Chirag Patel as President. In connection with their service in these roles, Messrs. Patel requested and the Board approved that they each receive an annual salary of $1.00. In addition, in recognition of their significant ownership stakes in our Company, neither received any annual incentive compensation or any long-term incentive compensation for their services as Co-Chief Executive Officers in 2019. On February 19, 2020, the Board approved grants of performance restricted stock units (“PSUs”) to Messrs. Patel valued at $2,400,000 each. Between 0% and 200% of the PSUs can be earned based on the Company’s achievement of stock price hurdles over a three-year period from March 1, 2020 through February 28, 2023, with 50% of such units earned at a stock price of $8.00 per share and 200% of such units earned at a stock price of $20.00 per share. Any earned awards vest in full at the end of such performance period. Messrs. Patel also each participate in the Company’s health and welfare benefits that are offered to all full-time employees.

Mr. Stewart resigned from his positions as President and Chief Executive Officer and as a member of the Board, effective August 2, 2019. At this time, we entered into a Separation Agreement with Mr. Stewart, which is described in further detail under “Management Employment & Separation Agreements” below. On this same date, Mr. Bisaro resigned from his position as Executive Chairman and as a director of the Company.

The Board appointed Mr. Branning as Senior Vice President and Chief Financial Officer effective as of January 22, 2019. Mr. Reasons resigned from his role as Senior Vice President and Chief Financial Officer effective as of this same date. Amneal entered into a Separation Agreement with Mr. Reasons, which is described in further detail under “Management Employment & Separation Agreements” below. Mr. Branning stepped down from his position as Senior Vice President and Chief Financial Officer effective March 11, 2020 and Mr. Konidaris assumed this role on March 12, 2020.

The Board appointed Mr. Bhadauria as Senior Vice President, Chief Scientific Officer effective as of April 2, 2019. Mr. Bhadauria resigned from his role as Senior Vice President, Chief Scientific Officer of January 31, 2020. Amneal entered into a Separation Agreement with Mr. Bhadauria, which is described in further detail under “Management Employment & Separation Agreements” below.

The Board appointed Mr. Buchen as Senior Vice President, Chief Legal Officer and Corporate Secretary on January 4, 2019, with an official hire date of January 1, 2019. Mr. Buchen resigned from his role as Senior Vice President, Chief Legal Officer and Secretary of the Company, effective as of Februrary 3, 2020. Amneal entered into a Separation Agreement with Mr. Buchen, which is described in further detail under “Management Employment & Separation Agreements” below.

Executive Summary

The primary objective of our executive compensation program is to provide compensation designed to:

•	attract, motivate and retain executive officers of outstanding ability and potential;

•	reinforce the execution of our business strategy and the achievement of our business objectives; and

•	align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of increasing stockholder value.

The Compensation Committee aims to provide incentives for superior performance in a given year and over a sustained period by paying fair, reasonable and competitive compensation, and by basing a significant portion of our total compensation package upon achieving that performance (i.e., “pay for performance”).

We also aim for simplicity in our compensation program so that it is easy for our employees and our stockholders to understand the various components of our compensation program and the incentives designed to drive Company performance. The three key components of our executive compensation program are

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base salary, annual cash performance based incentive and equity-based long-term incentive awards.

We believe that the compensation program has been instrumental in helping the Company achieve financial and strategic goals, as evidenced by the following:

2019 Financial Performance*

(in thousands, except per share amounts)

•	Net revenue of $1,626,373

•	Adjusted net income of $103,591

•	Adjusted EBITDA of $355,517

•	Adjusted diluted EPS of $0.35

From a strategic perspective, 2019 was a year of transition, reflecting significant progress toward reinvigorating our business and taking the necessary actions to support growth in 2020 and beyond. Net revenue, adjusted net income, adjusted EBITDA and adjusted diluted EPS are not financial measures in conformity with U.S. generally accepted accounting principles (“GAAP”). Please see “Appendix A – Non-GAAP Measures” for more information, including reconciliations to the most directly comparable GAAP measures along with an explanation for why we use these measures and how they are useful to investors.

*	(In thousands, except per share data).

Business Combinations and Impacts

•	On May 4, 2018, we completed the combination of Impax and Amneal and created a new integrated pharmaceutical company with a strong trade presence, integrated supply chain, strong cash flow and diversified R&D pipeline. We experienced lower operating expenses in 2019 as compared to 2018 due to cost synergies from the combination and controlled spending

•	On December 10, 2019, we entered into a definitive equity purchase agreement to acquire approximately 65% of AvKARE Inc., one of the largest private label providers of generic pharmaceuticals in the U.S. federal agency sector, and Dixon-Shane, LLC d/b/a R&S Northeast LLC, a national pharmaceutical wholesaler focused primarily on offering 340b-qualified entities products to provide consistency in care and pricing. On January 31, 2020, we completed the acquisitions, which will unlock growth potential in the federal healthcare market

Divestitures

•	On March 30, 2019, the Company sold 100% of the stock of its Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company’s operations in the United Kingdom, to AI Sirona (Luxembourg) Acquisition S.a.r.l for net cash consideration of approximately $32 million, which was received in April 2019

•	On May 3, 2019, the Company sold 100% of the stock of its Amneal Deutschland GmbH subsidiary, which comprised substantially all of the Company’s operations in Germany, to EVER Pharma Holding Ges.m.b.H. for net cash consideration of approximately $3 million, which was received in May 2019

Operational Execution

•	We launched 37 new Generics segment products, including 2 key first-to-market launches

•	We have submitted ANDAs for 97 Generics segment products and have 80 Generics segment products in the development pipeline

•	We achieved strong net sales growth with our Rytary®, Unithroid® and Zomig® products in our Specialty segment

•	We won awards for 30 base business products with 30 additional opportunities

Capital Deployment

•	On June 6, 2019, we entered into a license and supply agreement with a Chinese pharmaceutical company that is a subsidiary of Fosun International Limited, a Chinese international conglomerate and investment company

•	On November 6, 2019, we announced that we entered into a licensing agreement with Kashiv for the development and commercialization of Kashiv’s orphan drug K127 (pyridostigmine) for the treatment of Myasthenia Gravis

Role of the Compensation Committee

The Compensation Committee of our Board of Directors is responsible for setting and administering the policies that govern salary, annual and long-term incentive programs and other compensation and benefits for our executive officers. The Compensation Committee annually evaluates the performance of, and evaluates the compensation of, our Co-Chief Executive Officers based upon a combination of the achievement of corporate goals and individual performance. As part of its performance review process, the Compensation Committee solicits the input of the full Board of Directors and makes recommendations to the full Board, which makes decisions on the basis of those recommendations. The Compensation Committee oversees various executive and employee compensation plans and programs, and it has responsibility for continually monitoring these plans and programs to confirm that they adhere to our compensation philosophy and objectives. Our Compensation Committee determines the appropriate compensation levels of executives, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for officers. Our Compensation Committee believes that the total compensation paid to our named executive

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officers should be fair, reasonable and competitive, and that a significant portion of the total compensation should be tied to our Company’s annual and long-term performance.

The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee, and believes that it is important to do so from time to time. See “Peer Group Surveys and the Role of Our Compensation Consultant” below.

Role of Our Co-Chief Executive Officers in Compensation Decisions

Regarding most compensation matters, including executive compensation and our annual and long-term incentive plans, our President and Co-Chief Executive Officer, Chirag Patel, evaluates the performance of our other executive officers and makes recommendations to the Compensation Committee on the basis of these reviews, including with respect to salary adjustments and incentive plan award amounts for the other executive officers. Prior to our leadership transition and with regard to setting 2019 compensation levels, our former Chief Executive Officer, Mr. Stewart, provided his recommendations regarding our other executive officer performance and compensation levels to the Compensation Committee. The Compensation Committee, however, does not delegate any of its functions to others in setting compensation for our named executive officers and exercises its judgment to make final compensation determinations.

Neither of the Co-Chief Executive Officers participates in the decision making regarding his own compensation and neither is present when his compensation is discussed. Our Compensation Committee reports the compensation decisions it has made with respect to our executive officers other than our Co-Chief Executive Officers to the Board of Directors.

Peer Group Surveys and the Role of Our Compensation Consultant

Our Compensation Committee does not rely solely on surveys of compensation paid to similar executives in order to determine annual and long-term compensation for our named executive officers. However, in light of the compensation objectives described above, the Compensation Committee annually reviews peer group surveys as an independent measure to confirm that compensation levels for our named executive officers are fair, reasonable and competitive.

During fiscal 2019, the Compensation Committee engaged Radford, a business unit of Aon Plc, an independent executive compensation consulting firm, to prepare a peer group compensation survey based upon publicly available information prior to setting fiscal 2019 compensation for our executive officers. Radford’s services to us are limited to advising the Compensation Committee with respect to executive compensation and non-employee director compensation. The Compensation Committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Radford’s independence, the Compensation Committee reviewed various factors relating to Radford and the individuals actually providing services to the Company, including those factors required by the SEC and the NYSE. Based on a review of these factors, the Compensation Committee has determined that Radford is independent and that Radford’s engagement presented no conflicts of interest for 2019.

The peer group in 2019 consisted of 14 publicly traded pharmaceutical companies with revenues of $316.1 million to $18.084 billion and market capitalizations of $560 million to $10.105 billion. The companies comprising our peer group are set forth below.

•	Akorn, Inc.	•	Jazz Pharmaceuticals plc
•	Alkermes plc	•	Mallinckrodt plc
•	Amphastar Pharmaceuticals, Inc.	•	Mylan N.V.
•	Catalent, Inc.	•	Perrigo Company plc
•	Emergent BioSolutions Inc.	•	Prestige Consumer Healthcare Inc.
•	Endo International plc	•	Teva Pharmaceutical Industries Ltd.
•	Horizon Pharma plc	•	United Therapeutics Corporation

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Components of Executive Compensation

Consistent with its pay for performance philosophy, the Compensation Committee believes that it is important to place a greater percentage of executives’ and senior managers’ compensation at risk than that of non-executives and non-senior managers. This is done by tying executives’ and senior managers’ compensation directly to the performance of the Company. Accordingly, as set forth in the charts below, a significant portion of executive compensation consists of annual and long-term incentives linked to the Company’s financial performance and/or the performance of the Company’s stock.

Base Salaries

We have entered into employment agreements with each of our named executive officers other than Mr. Chirag Patel and Mr. Chintu Patel and Mr. Bhadauria. In connection with their appointment as Co-Chief Executive Officers, Mr. Chirag Patel and Mr. Chintu Patel requested and the Board of Directors approved an annual base salary for each of $1.00. For each of the other named executive officers, the executive officer’s base salary is subject to an annual increase at the discretion of the Compensation Committee. Base salaries for our named executive officers reflect the scope and nature of each officer’s responsibilities. Adjustments to base salary are based upon the named executive officer’s past performance, expected future contributions, changes in responsibilities and internal pay equity. As discussed above, the Compensation Committee also annually reviews peer group surveys as an independent measure to confirm that any base salary levels remain fair, reasonable and competitive.

The base salaries of our named executive officers as of December 31, 2018 and December 31, 2019, respectively, are set forth below.

Name	2018 Base Salary	2019 Base Salary
Chirag Patel	$–	$1.00
Chintu Patel	$–	$1.00
Todd P. Branning	$–	$530,000
Andrew Boyer	$650,000	$661,917
Paul Bisaro	$750,000	$750,000
David A. Buchen	$–	$575,000
Pradeep Bhadauria	$–	$550,000
Robert A. Stewart	$1,000,000	$1,000,000
Bryan Reasons	$529,461	$529,461

Annual and Long-Term Incentive Awards

In order to align the interests of our stockholders with our compensation plans, we tie significant portions of our named executive officers’ compensation to our annual and long-term financial, operating and stock price performance through annual cash and long-term equity incentives. The Compensation Committee’s philosophy is that named executive officers should expect the level of their compensation to vary with performance, with compensation increasing when performance exceeds our internal targets and budgets and compensation decreasing when performance falls below these expectations.

Annual Performance-Based Cash Incentive Compensation

The Compensation Committee believes that, in order to reward performance and overall Company success, a portion of an executive officer’s annual cash compensation should be tied to the achievement of the Company’s goals and that individual’s performance goals. This annual cash incentive payment is calculated as set forth below.

Annual Incentive Target Amount	X	Company Performance Achievement Level	X	Individual Performance Modifier	=	Incentive Payment
Targets vary based on level and are expressed as a percentage of base salary		2019 Company performance is measured based on achievement against adjusted EBITDA goal, up to 150% of target		Incentive payouts may be adjusted up or down (0%-150%) based on individual performance

The Compensation Committee has chosen adjusted EBITDA as the target performance objective for the payment of awards under our annual cash incentive plan. Adjusted EBITDA is not a term defined under U.S. GAAP. We defined adjusted EBITDA as net income before net interest expense, income taxes, depreciation and amortization (“EBITDA”), as adjusted for certain other items described in our SEC filings, including gain from reduction of tax receivable agreement, stock-based compensation expense, acquisition and site closure expenses, restructuring and other charges, inventory-related charges, charges related to legal

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matters, losses or gains on sales of assets, asset impairment charges, amortization of upfront payments, foreign exchange losses or gains, loss on sale of international operations, and R&D milestone payments.

The Compensation Committee continued using adjusted EBITDA as the performance measure for the annual cash incentive plan for 2019 because adjusted EBITDA growth most closely reflects our operating performance and is a key metric for driving the long-term strategic direction that the Board of Directors has set for our Company. Further, adjusted EBITDA growth is highly correlated to or reflective of our Company’s financial and operational improvements, ability to generate cash flow from operations, growth and return to stockholders. We believe that EBITDA, as adjusted, is helpful in assessing the overall performance of our business, and is helpful in highlighting trends in our overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on our day-to-day operating performance. We also believe that adjusted EBITDA is an important non-GAAP valuation tool that potential investors use to measure our profitability against other companies in our industry.

Our adjusted EBITDA target for a given year is determined by the Compensation Committee based upon recommendations from and discussions with management, a review of current economic conditions and recent acquisition activity, and aligns with our external targets. Factors used by the Compensation Committee in setting adjusted EBITDA targets include, among others, the following:

•	reasonable growth expectations taking into account a variety of circumstances faced by our Company;

•	market conditions, including the related impact on cost and our ability to offset any cost increases with pricing increases or other cost savings measures; and

•	prior fiscal year adjusted EBITDA.

After the Compensation Committee reviews the final full year financial results of our Company, the Compensation Committee approves annual cash incentive payouts for the prior year. Annual cash incentive awards are generally paid in March.

No annual cash incentive payments are made unless the threshold adjusted EBITDA target has been achieved. Adjusted EBITDA targets under the annual cash incentive plan may be reset periodically within a fiscal year by the Compensation Committee to take into account acquisitions, divestitures and other unplanned events. No such adjustments were made for 2019. Subject to the provisions of an applicable employment agreement, executives generally must be employed on the last day of a plan year to receive an annual cash incentive award. The Compensation Committee may, however, at its discretion, prorate awards in the event of certain circumstances such as the executive’s promotion, demotion, death or retirement.

The Company performance component of the annual award each executive is eligible to receive is based upon a percentage of the executive’s annualized base salary, with such percentage varying depending upon the level of adjusted EBITDA as compared to threshold, target and maximum adjusted EBITDA performance objectives as set forth in the table below. In connection with their appointment as Co-Chief Executive Officers, Mr. Chirag Patel and Mr. Chintu Patel requested and the Board of Directors approved that neither executive receive any annual incentive compensation.

	Company Performance Component of Annual Bonus Award as a Percentage of Base Salary
Name	Threshold	Target	Maximum
Chirag Patel	–	–	–
Chintu Patel	–	–	–
Todd P. Branning	25%	50%	75%
Andrew Boyer	40%	80%	120%
Paul Bisaro	50%	100%	150%
David A. Buchen	30%	60%	90%
Pradeep Bhadauria	25%	50%	75%
Robert A. Stewart	50%	100%	150%
Bryan Reasons	30%	60%	90%

The fiscal 2019 combined adjusted EBITDA threshold, target and maximum performance objectives were $465 million, $620 million and $775 million, respectively. Our Company’s fiscal 2019 combined adjusted EBITDA was $356 million, which was less than the threshold amount.

The 2019 annual performance-based cash incentive program also provides for an individual performance modifier, which may adjust up or down from 0% to 150% based on an individual’s performance during the year.

Based on our Company’s fiscal 2019 combined adjusted EBITDA being less than the threshold amount, the named executive officers did not recieve any payment for their incentive awards in 2019.

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Long-Term Incentive Compensation

Our long-term incentive compensation program is designed to promote a balanced focus on driving performance, retaining talent and aligning the interests of our executives with those of our other stockholders. The Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan authorizes the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock or cash based awards and dividend equivalent awards to employees, non-employee directors and consultants. In February 2019, the Compensation Committee added performance-based restricted stock units to the mix of grants that our executive officers receive so that for 2019 our long-term incentive compensation program was comprised of three components: restricted stock units, performance-based restricted stock units and stock options. The Compensation Committee chose to add performance-based restricted stock units, which vest upon the attainment of relative total shareholder return (“TSR”) performance metrics, in order to further incentivize our executive officers to deliver superior long-term shareholder returns. We grant stock options to incentivize stock price performance as they have value only to the extent that the price of our common stock rises between the grant date and the exercise date, and we grant restricted stock unit awards as a retention tool as they provide the opportunity to receive stock only if the recipient is still employed by us on the date the restrictions lapse. In 2019, the total value of the each executive officer’s equity grants was divided evenly between stock options, restricted stock units and performance restricted stock units.

The mix of different types of awards was intended to combine the retention and downside risk benefits inherent in restricted stock units with the incentive and shareholder-value-creation benefits inherent in stock options and performance-based restricted stock units, while mitigating the perceived excessive risk that potentially manifests itself through a single type of award approach. Option awards produce value only if the price of the Company’s stock appreciates, and then only to the extent of the excess of the Company’s stock price over the exercise price of the option.

The following table sets forth the total grant date fair value of equity awards granted to our named executive officers in 2019:

Name	Grant Date Fair Value of 2019 Awards
Chirag Patel	$274,998(1)
Chintu Patel	$274,998(1)
Todd P. Branning	$2,153,847
Andrew Boyer	$2,437,987
Paul Bisaro	$3,601,119
David A. Buchen	$3,000,008
Pradeep Bhadauria	$2,150,765
Robert A. Stewart	$8,231,114
Bryan Reasons	$—

(1)	Grant date fair value of 2019 awards reflects equity awards granted in connection with the named executive officer’s service as a non-employee director. For more information on the terms of these RSUs and Options see “Director Compensation” on page 17.

Annual Stock Option Grants

Our stock options have an exercise price equal to the closing market price of the Company’s Class A common stock on the date of grant. In 2019, annual stock option grants were made in March. New hire stock option grants were made shortly after commencement of employment in January for both Mr. Branning and Mr. Buchen and in April for Mr. Bhadauria. Both Mr. Chirag Patel and Mr. Chintu Patel were granted stock options in May in connection with their service on the Board. The stock options vest in four equal installments on the first, second, third and fourth anniversary of the date of grant except for Messrs. Patels’ grants which vest on the first anniversary of the date of grant, subject to cancellation or acceleration as provided in the individual stock option agreements. The number of stock options granted to each executive officer and senior manager is based upon the grant date fair value of the stock options.

Restricted Stock Unit Awards

In 2019, annual restricted stock unit grants were made in March. New hire restricted stock unit grants were made shortly after commencement of employment in January for both Mr. Branning and Mr. Buchen and in April for Mr. Bhadauria. Both Mr. Chirag Patel and Mr. Chintu Patel were granted restricted stock unit grants in May in connection with their service on the Board. The restricted stock unit awards vest in four equal installments on the first, second, third and fourth anniversary of the grant date except for Messrs. Patels’ grants which vest on the first anniversary of the date of grant, subject to cancellation or acceleration as provided in the individual restricted stock unit award agreements. The number of restricted stock unit awards granted to each executive officer and senior manager is based upon the grant date fair value of the restricted stock units.

Performance-Based Restricted Stock Unit Awards

In 2019, certain of our NEOs were granted performance-based restricted stock unit awards in March. The performance-based restricted stock unit awards vest following the conclusion of the January 1, 2019 through December 31, 2021 performance period based upon the level of attainment of our TSR compared to the TSR of companies that comprise the S&P Pharmaceuticals Select Industry Index, subject to cancellation or acceleration as provided in the individual performance-based restricted stock unit award agreements. The number of performance-based restricted stock unit awards granted to each executive officer and senior manager is based upon the target grant date fair value of the performance-based restricted stock units, and can be earned between 0% and 150% of target based on our relative TSR performance over the performance period. To the extent that TSR during the January 1, 2019 through December 31, 2021 performance period is negative, the performance-based restricted stock unit award agreements provide that the numbers of awards granted to each executive and senior manager is capped at 100% of target.

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Option Repricing

On October 10, 2019, the Compensation Committee and stockholders of the Company approved a one-time option repricing pursuant to which the exercise price of each “relevant option” was amended to reduce its exercise price to $2.75. “Relevant options” were all outstanding stock options as of October 10, 2019 (vested or unvested) that were granted between May 7, 2018 and July 15, 2019 to acquire shares of our Class A common stock that had exercise prices above $3.51, the closing price of a share of our Class A common stock as reported on the New York Stock Exchange on November 13, 2019. The repricing applied to all eligible employees, but only to the following named executive officers: Mr. Branning, Mr. Boyer, and Mr. Bhadauria. The incremental fair value for these named executive officers, computed as of the repricing date in accordance with FASB ASC Topic 718 for the relevant options, is included in the Summary Compensation Table and Grants of Plan Based Awards Table below.

Other Compensation and Benefits

Benefits offered to our named executive officers serve a different purpose than do the other elements of total compensation. In general, they are provided for the convenience of the Company or are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our named executive officers are generally the same as those offered to the general employee population.

Under the Company’s 401(k) plan, the Company makes a 100% matching contribution with respect to each participant’s elective contributions, up to 5% percent of such participant’s compensation (provided that for fiscal 2019, matching contributions were based only on the first $280,000 of such participant’s compensation in accordance with Internal Revenue Code limitations). Matching contributions generally become fully vested after three years of employment with the Company.

The Company also has a deferred compensation plan for certain former executives and employees of Impax, some of whom are currently employed by the Company. In December 2018, we froze the deferred compensation plan to new participants and additional contributions. Of our named executive officers, only Mr. Reasons participated in the deferred compensation plan.

Executive Severance and Change in Control Severance Benefits

For a discussion of executive severance and change in control severance benefits, our rationale for offering those benefits and the triggers for payments, see “Management Employment & Separation Agreements—Severance Upon a Change in Control” below.

Consideration of 2019 Say-on-Pay Vote

At the 2019 Annual Meeting of Stockholders, our “say-on-pay” advisory vote received 99% support. The Compensation Committee considered this vote, as well as feedback from our engagement with stockholders, as demonstrating strong support for our executive compensation program and did not make any changes to our compensation programs as a result of this vote.

Accounting and Tax Considerations

Financial reporting and income tax consequences to our Company of individual compensation elements are important considerations for our Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the Compensation Committee seeks to balance its objective of maintaining a fair, reasonable and competitive compensation package for our named executive officers with enabling the deductibility of compensation.

Executive Compensation Clawback Policy

We do not currently have an executive compensation clawback policy. However, the Compensation Committee plans to adopt a clawback policy after the SEC issues final rules implementing the clawback provisions set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act. As of the end of 2019, the SEC had not yet issued final rules.

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Stock Ownership Guidelines for Executive Officers

In order to further align the interests of our management with the interests of our stockholders, we require our executive officers (other than our Co-Chief Executive Officers, who each own more than 7% of our Class A and Class B common stock) to own shares of our Class A stock common stock in an amount equivalent to at least two times their base salaries. We adopted our stock ownership guidelines in May 2018, and we expect our executive officers to be able to achieve the required ownership thresholds by five years from the date of adoption of the guidelines. Newly appointed officers will have five years from the date they became subject to the stock ownership guidelines to comply with them. For the purpose of determining stock ownership levels, we include shares underlying restricted stock and restricted stock units (whether or not vested) and shares underlying “in-the-money” vested stock option awards.

See “Corporate Governance—Director Compensation—Director Stock Ownership Guidelines” above for a description of stock ownership guidelines we have adopted for our non-employee directors.

Anti-Hedging Policy

To prevent speculation or hedging, our insider trading policy prohibits our named executive officers (and our directors and all other employees) from engaging in short sales of our Company’s stock. Company policy also prohibits our directors, executive officers and certain other employees from purchasing or selling any financial instrument that is designed to hedge or offset any decrease in the market value of our Company’s stock, including prepaid variable forward contracts, equity swaps, collars and other derivative securities that are directly linked to our Company’s stock. All other employees are discouraged, but not expressly prohibited, from entering into hedging transactions related to Company stock.

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Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. This report is provided by the following directors, who comprise the committee.

Compensation Committee:

Ted Nark (Chair)

Jeff George

Paul Meister

Shlomo Yanai

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Executive Compensation

Summary Compensation Table

The following table shows the compensation of our named executive officers for the periods presented.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Chirag Patel	2019	44,226	(5)	—	90,749	184,249	—	18,743	337,967
President & Co-CEO
Chintu Patel	2019	44,226	(5)	—	90,749	184,249	—	20,376	339,600
Co-CEO
Todd P. Branning	2019	487,192		—	1,000,002	1,153,845	—	14,924	2,655,963
Former SVP & CFO
Andrew Boyer	2019	660,084		—	1,391,119	1,046,868	—	15,008	3,113,079
EVP, Commercial Operations	2018	412,500		—	999,996	2,000,003	448,083	924	3,861,506
Paul Bisaro	2019	503,607		—	2,434,451	1,166,668	—	14,588	4,119,314
Former Executive Chairman	2018	802,885		—	1,499,994	2,999,997	750,000	13,148	6,066,025
	2017	621,154		—	—	5,287,000	624,358	—	6,532,512
David A. Buchen	2019	561,731		75,000	1,500,006	1,500,002	—	15,008	3,651,747
Former SVP, Chief Legal Officer
Pradeep Bhadauria	2019	399,808		750,000	999,997	1,150,768	—	56,256	3,356,829
Former Chief Scientific Officer
Robert A. Stewart	2019	1,021,168	(6)	—	5,564,448	2,666,666	—	273,518	9,525,800
Former President & CEO	2018	634,615		—	4,999,996	5,000,001	1,000,000	49,193	11,683,805
Bryan Reasons	2019	189,384	(6)	—	—	—	—	1,662,095	1,851,479
Former SVP & CFO	2018	528,286		—	499,998	1,000,002	298,616	37,369	2,364,271
	2017	512,712		—	217,593	251,151	283,119	49,459	1,314,034

(1)	Mr. Buchen and Mr. Bhadaripa both received signing bonuses in connection with their commencement of employment.
(2)	These amounts reflect the aggregate grant date fair value of each option award and stock award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 20 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.
(3)	These amounts include the incremental fair value associated with a one-time option repricing. On October 10, 2019, the Compensation Committee and stockholders of the Company approved a one-time option repricing pursuant to which the exercise price of each relevant option was amended to reduce such exercise price to $2.75. “Relevant Options” were all outstanding stock options as of October 10, 2019 (vested or unvested) that were granted between May 7, 2018 and July 15, 2019 to acquire shares of our Class A common stock that have exercise prices above $3.51, the closing price of a share of the Class A common stock as reported on the New York Stock Exchange on November 13, 2019. The incremental fair value, computed as of the repricing date in accordance with FASB ASC Topic 718 for the Relevant Options held by Mr. Branning, Mr. Boyer and Mr. Bhadauria, totaled $153,846, $380,201 and $150,769, respectively.

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(4)	The amounts shown in this column for 2019 consist of the following components:

Name	Company 401(k) Match ($)	Life and Disability Insurance Premiums Paid by Company ($)	Cost for personal use of Driver and Company Car ($)	Imputed Income for cost of personal use of Driver and Company Car ($)	Severance Paid or Accrued ($)	Housing and Relocation Expenses ($)	Tax Gross-Ups ($)	Total ($)
Chirag Patel	—	1	10,308	8,434	—	—	—	18,743
Chintu Patel	—	1	11,206	9,169	—	—	—	20,376
Todd P. Branning	14,000	924	—	—	—	—	—	14,924
Andrew Boyer	14,000	1,008	—	—	—	—	—	15,008
Paul Bisaro	14,000	588	—	—	—	—	—	14,588
David A. Buchen	14,000	1,008	—	—	—	—	—	15,008
Pradeep Bhadauria	14,000	756	—	—	—	30,000	11,500	56,256
Robert A. Stewart	14,000	840	15,350	12,559	230,769	—	—	273,518
Bryan Reasons	14,000	168	—	—	1,647,927	—	—	1,662,095

(5)	Reflects cash retainers paid for services as non-employee directors.
(6)	In addition to salary payments, the amounts include payouts of accrued but unused paid time off.

Grants of Plan Based Awards in 2019

The following table sets forth information about non-equity and equity awards granted to the named executive officers in fiscal 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units(3) (#)	Underlying Options (#)	Option Awards ($/share)	Option Awards(4) (#)
Chirag Patel
2019 Annual Cash Incentive	—	—	—		—	—	—	—	—	—	—	—
RSU grant	5/6/19	—	—		—	—	—	—	6,459	—	—	90,749
Option grant	5/6/19	—	—		—	—	—	—	—	28,044	14.05	184,249
Chintu Patel
2019 Annual Cash Incentive	—	—	—		—	—	—	—	—	—	—	—
RSU grant	5/6/19	—	—		—	—	—	—	6,459	—	—	90,749
Option grant	5/6/19	—	—		—	—	—	—	—	28,044	14.05	184,249
Todd P. Branning
2019 Annual Cash Incentive	—	121,458	242,917	(6)	364,375	—	—	—	—	—	—	—
RSU grant	1/22/19	—	—		—	—	—	—	80,386	—	—	1,000,002
Option grant	1/22/19	—	—		—	—	—	—	—	163,666	12.44	999,999
Option repricing(5)	11/13/19	—	—		—	—	—	—	—	163,666	2.75	153,846

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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units(3) (#)	Underlying Options (#)	Option Awards ($/share)	Option Awards(4) (#)
Andrew Boyer
2019 Annual Cash Incentive	—	264,767	529,534		794,301	—	—	—	—	—	—	—
PSU grant	3/1/19	—	—		—	24,692	49,383	74,075	—	—	—	724,449
RSU grant	3/1/19	—	—		—	—	—	—	49,383	—	—	666,671
Option grant	3/1/19	—	—		—	—	—	—	—	100,553	13.50	666,666
Option repricing(5)	11/13/19	—	—		—	—	—	—	—	100,553	2.75	99,547
Option repricing(5)	11/13/19	—	—		—	—	—	—	—	272,480	2.75	280,654
Paul Bisaro
2019 Annual Cash Incentive	—	375,000	750,000		1,125,000	—	—	—	—	—	—	—
PSU grant	3/1/19	—	—		—	43,210	86,420	129,630	—	—	—	1,267,781
RSU grant	3/1/19	—	—		—	—	—	—	86,420	—	—	1,166,670
Option grant	3/1/19	—	—		—	—	—	—	—	175,968	13.50	1,166,668
David A. Buchen
2019 Annual Cash Incentive	—	172,500	345,000		517,500	—	—	—	—	—	—	—
RSU grant	1/3/19	—	—		—	—	—	—	110,457	—	—	1,500,006
Option grant	1/3/19	—	—		—	—	—	—	—	227,273	13.58	1,500,002
Pradeep Bhadauria
2019 Annual Cash Incentive	—	103,125	206,250	(6)	309,375	—	—	—	—	—	—	—
RSU grant	4/15/19	—	—		—	—	—	—	75,301	—	—	999,997
Option grant	4/15/19	—	—		—	—	—	—	—	153,846	13.28	999,999
Option repricing(5)	11/13/19	—	—		—	—	—	—	—	153,846	2.75	150,769
Robert A. Stewart
2019 Annual Cash Incentive	—	500,000	1,000,000		1,500,000	—	—	—	—	—	—	—
PSU grant	3/1/19	—	—		—	98,766	197,531	296,297	—	—	—	2,897,780
RSU grant	3/1/19	—	—		—	—	—	—	197,531	—	—	2,666,669
Option grant	3/1/19	—	—		—	—	—	—	—	402,212	13.50	2,666,666
Bryan Reasons
2019 Annual Cash Incentive	—	158,838	317,677		476,515	—	—	—	—	—	—	—

(1)	The amounts shown in these columns reflect the corporate performance targets under our annual performance based cash incentive plan. “Threshold” equals 50% of Target, “Target” equals 100% and “Maximum” equals 150% of Target.
(2)	The number of shares shown reflects the “Threshold,” “Target” and “Maximum” payout levels under the 2019 performance-based restricted stock unit awards. “Threshold” equals 50% of Target, “Target” equals 100% of Target and “Maximum” equals 150% of Target.
(3)	The number of shares shown reflects the 2019 restricted stock unit awards under the 2018 Incentive Award Plan. The restricted stock unit awards made in 2019 vest in four equal installments on the first, second, third and fourth anniversary of the date of grant, assuming continued employment.
(4)	These amounts reflect the aggregate grant date fair value of each option award and stock award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 20 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.
(5)	On October 10, 2019, the Compensation Committee and stockholders of the Company approved a one-time option repricing pursuant to which the exercise price of each relevant option was amended to reduce such exercise price to $2.75. “Relevant Options” were all outstanding stock options as of October 10, 2019 (vested or unvested) that were granted between May 7, 2018 and July 15, 2019 to acquire shares of our Class A common stock that have exercise prices above $3.51, the closing price of a share of our Class A common stock as reported on the New York Stock Exchange on November 13, 2019. The incremental fair value, computed as of the repricing date in accordance with FASB ASC Topic 718 for the Relevant Options held by Mr. Branning, Mr. Boyer and Mr. Bhadauria, totaled $153,846, $380,201 and $150,769, respectively.
(6)	Reflects pro-rated awards based on date of hire.

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Outstanding Equity Awards at December 31, 2019

	Option Awards								Stock Awards
Name	Number of Securities Underlying Options that are Exercisable (#)		Number of Securities Underlying Options that are Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payable Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chirag Patel	24,977		—		15.01	5/7/28	—		—	—		—
	—		28,044		14.05	5/6/29	6,459		31,132	—		—
Chintu Patel	24,977		—		15.01	5/7/28	—		—	—		—
	—		28,044		14.05	5/6/29	6,459		31,132	—		—
Todd P. Branning	—		163,666	(2)	2.75	1/22/29	80,386	(9)	387,461	—		—
Andrew Boyer	68,120		204,360	(3)	2.75	5/7/28	49,967	(10)	240,841	—		—
	—		100,553	(4)	2.75	3/1/29	49,383	(11)	238,026	49,383	(14)	238,026
Paul Bisaro	—		—		—	—	—		—	—		—
David A. Buchen	—		227,273	(5)	13.58	1/3/29	110,457	(12)	532,403	—		—
Pradeep Bhadauria	—		153,486	(6)	2.75	4/15/29	75,301	(13)	362,951	—		—
Robert A. Stewart	340,599	(7)	—		15.01	2/2/20	—		—	—		—
	100,553	(7)	—		13.50	2/2/20	—		—	—		—
Bryan Reasons	52,000	(8)	—		17.99	2/28/20	—		—	—		—
	55,000	(8)	—		25.24	2/28/20	—		—	—		—
	47,500	(8)	—		40.70	2/28/20	—		—	—		—
	63,095	(8)	—		33.27	2/28/20	—		—	—		—
	56,232	(8)	—		9.35	2/28/20	—		—	—		—

(1)	Based on the closing price of our Class A common stock of $4.82 on December 31, 2019, the last trading day of the year.
(2)	Stock options vest in four equal installments on January 22, 2020, January 22, 2021, January 22, 2022 and January 22, 2023. All unvested awards were forfeited upon Mr. Branning’s termination of employment on March 11, 2020, and his vested options will remain exercisiable for 90 days following his termination.
(3)	Stock options vest in three equal installments on May 7, 2020, May 7, 2021 and May 7, 2022.
(4)	Stock options vest in four equal installments on March 1, 2020, March 1, 2021, May 7, 2022 and May 7, 2023.
(5)	Stock options vest in four equal installments on January 3, 2020, January 3, 2021, January 3, 2022 and January 3, 2023. Upon his termination of employment on February 3, 2020, Mr. Buchen vested in any equity awards that would have otherwise vested in the following 12 months, and his vested options remain exercisable through February 3, 2020.
(6)	Stock options vest in four equal installments on April 15, 2020, April 15, 2021, April 15, 2022 and April 15, 2023. Mr. Bhadauria forfeited these awards upon his termination of employment.
(7)	Vested stock options remained exercisable through February 2, 2020. Upon his termination on November 2, 2019, Mr. Stewart vested in options that would have otherwise vested had he remained employed though November 2, 2020 and had 90 days to exercise such vested options.
(8)	All unvested stock options held by Mr. Reasons were forfeited upon his separation from the Company in February 2019. Vested stock options remained exercisable through February 28, 2020.
(9)	Restricted stock units vest in four equal installments on January 22, 2020, January 22, 2021, January 22, 2022 and January 22, 2023. All unvested awards were forfeited upon Mr. Branning’s termination of employment on March 11, 2020.
(10)	Restricted stock units vest in three equal installments on May 7, 2020, May 7, 2021 and May 7, 2022.
(11)	Restricted stock units vest in four equal installments on March 1, 2020, March 1, 2021, March 1, 2022 and March 1, 2023.
(12)	Restricted stock units vest in four equal installments on January 3, 2020, January 3, 2021, January 3, 2022 and January 3, 2023. Upon his termination of employment on February 3, 2020, Mr. Buchen vested in any equity awards that would have otherwise vested in the following 12 months.
(13)	Restricted stock units vest in four equal installments on April 15, 2020, April 15, 2021, April 15, 2022 and April 15, 2023. Mr. Bhadauria forfeited these awards upon his termination of employment.
(14)	The Performance-based Restricted stock units vest following the conclusion of the January 1, 2019 through December 31, 2021 performance period based upon the level of attainment of our TSR compared to the TSR of companies that comprise the S&P Pharmaceuticals Select Industry Index.

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2019 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Chirag Patel	—	—	6,107	80,246
Chintu Patel	—	—	6,107	80,246
Todd P. Branning	—	—	—	—
Andrew Boyer	—	—	16,655	223,843
Paul Bisaro	—	—	24,983	335,772
David A. Buchen	—	—	—	—
Pradeep Bhadauria	—	—	—	—
Robert A. Stewart	—	—	215,937	1,574,267
Bryan Reasons	—	—	—	—

Nonqualified Deferred Compensation for 2019

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FY
Name	($)	($)	($)	($)	($)
Bryan Reasons	—	—	120,544	1,000,505	—

The Company has a deferred compensation plan for certain former executives and employees of Impax, some of whom are currently employed by the Company. In December 2018, the Company froze the deferred compensation plan to new participants and additional contributions. Of the named executive officers, only Mr. Reasons, who stepped down from the Company in February 2019, participated in the non-qualified deferred compensation plan.

The Company’s non-qualified deferred compensation plan permitted highly compensated individuals to receive a similar level of benefits (in terms of the overall percentage of their income eligible for tax deferral and employer matching contributions) as were available to employees with lower levels of income. Each participant could defer up to 75% of the participant’s base salary and up to 100% of the amount of the participant’s bonus or cash incentive awards. The Company made a matching contribution for each participant equal to 50% of the participant’s contribution up to 10% of base salary and bonus and cash incentive awards per year. A participant’s account was notionally invested in one or more investment funds and the value of the account was determined with respect to such investment allocations. Participants were fully vested in their contributions when made. The Company’s matching contributions vested depending on the number of years of service, with participants being fully vested after five years of service. No contributions were forfeited as a result of a separation due to death, disability, termination of the plan or a change in control.

Benefits attributable to a participant were valued as if they were invested in one or more investment funds, as directed by participants in writing. The investment funds and their annual rates of return for the fiscal year ended December 31, 2019 are contained in the table below. Participants could change their selection of investment funds from time to time in writing in accordance with the procedure established by the plan administrator. Changes took effect as soon as administratively practicable.

If a participant terminated his or her employment for any reason, including death, Impax would pay the participant an amount equal to the value of the vested balance credited to the participant’s plan account. If the participant died, the balance of that account would be paid to one or more beneficiaries designated by the participant.

ln connection with Mr. Reason’s separation, Mr. Reason’s account balance of $1,000,505 was distributed in a lump sum payment.

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Management Employment & Separation Agreements

We entered into employment agreements with Andrew Boyer, Todd Branning, and Paul Bisaro. We also entered into separation agreements with Mr. Reasons, Mr. Bhadauria, Mr. Stewart and Mr. Buchen in connection with their departures.

Andrew Boyer

Andrew Boyer is party to an Employment Agreement, effective as of February 5, 2018, by and among Amneal, Amneal Holdings, LLC (“Amneal Holdings”) and Mr. Boyer (the “Boyer Employment Agreement”).

The initial term of the Boyer Employment Agreement began on February 5, 2018 and expires on June 30, 2021, unless further extended or earlier terminated as provided in the Boyer Employment Agreement. The Boyer Employment Agreement automatically renews for single one-year periods unless either party provides a written notice of non-renewal at least 90 days prior to the end of the applicable term or unless it is terminated earlier.

Under the Boyer Employment Agreement, Mr. Boyer receives an annual base salary of at least $650,000. Mr. Boyer is also eligible to receive an annual bonus targeted at 80% of his base salary under the annual bonus program, and such amount may be between zero and 150% of Mr. Boyer’s base salary.

As provided under the Boyer Employment Agreement, following the closing of the Combination, the Company granted to Mr. Boyer (i) an award of restricted stock units having a grant date fair value equal to $1.0 million and (ii) an option to purchase the number of shares of the Company’s Class A common stock necessary for the option to have a grant date fair value of $2.0 million.

Severance

The Boyer Employment Agreement provides for severance payments and benefits if (i) Mr. Boyer resigns for “good reason” (as defined in the Boyer Employment Agreement) or (ii) the Board of Directors terminates Mr. Boyer’s employment without “cause” (as defined in the Boyer Employment Agreement), in each case other than during the period that is within three months preceding or 24 months following a “change in control” (as defined in the Boyer Employment Agreement). In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) two times his base salary as then in effect; (B) a pro rata portion of his annual bonus for the fiscal year in which the termination occurs, based on actual performance for such fiscal year, and the prior year’s bonus to the extent not then already paid (based on the higher of target or actual performance of the relevant goals); (C) continuation of healthcare benefits until the second anniversary of his termination date; (D) the vesting and, if applicable, exercisability of each outstanding equity award granted to Mr. Boyer will be accelerated to the extent such equity award would have vested had Mr. Boyer’s employment continued until the first anniversary of his termination date (and, to the extent applicable, each outstanding equity award granted to Mr. Boyer will remain exercisable until the first anniversary of his termination date); and (E) outplacement services by a reputable national outplacement service for up to two years following his termination date.

Severance Upon a Change in Control

The Boyer Employment Agreement also provides for severance payments and benefits if (i) Mr. Boyer resigns for good reason, (ii) the Board of Directors terminates Mr. Boyer’s employment without cause or (iii) Mr. Boyer’s employment terminates by reason of death or disability (as defined in the Boyer Employment Agreement), in each case within three months preceding or 24 months following a change in control. In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) the sum of (x) two times his base salary as then in effect plus (y) two times his target annual bonus as then in effect; (B) a pro rata portion of his annual bonus for the fiscal year in which the termination occurs, based on actual performance for such fiscal year, and the prior year’s bonus to the extent not then already paid (based on the higher of target or actual performance of the relevant goals); (C) continuation of healthcare benefits until the second anniversary of his termination date; (D) the vesting and, if applicable, exercisability of each equity award granted to Mr. Boyer will be fully accelerated (and, to the extent applicable, each outstanding equity award granted to Mr. Boyer will remain exercisable until the first anniversary of his termination date); and (E) outplacement services by a reputable national outplacement service for up to two years following his termination date.

The Boyer Employment Agreement requires Mr. Boyer to maintain the confidentiality of information relating to the Company during and after the term of such agreement and also contains non-competition, non-solicitation and non-disparagement covenants as well as other provisions customary for this type of employment agreement.

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Todd Branning

Todd Branning is party to an Employment Agreement dated as of January 21, 2019, by and among Amneal, Amneal Holdings and Mr. Branning (the “Branning Employment Agreement”).

The Branning Employment Agreement provides for (i) an annual base salary of at least $530,000; (ii) eligiblity to receive an annual bonus targeted at 50% of his base salary under the annual bonus program, and such amount may be between zero and 150% of Mr. Branning’s base salary; (iii) the grant of restricted stock units having a grant date fair value equal to $1.0 million and an option to purchase the number of shares of the Company’s Class A common stock necessary for the option to have a grant date fair value of $1.0 million and (iv) other compensation that may be awarded by the Board of Directors or the Compensation Committee of the Board of Directors.

Mr. Branning’s Resignation

In connection with Mr. Branning’s resignation, effective as of March 11, 2020, Mr. Branning will be entitled to the following severance payments and benefits pursuant to the Branning Employment Agreement: (A) $795,000, representing one and one half times his base salary as then in effect; (B) a pro rata portion of his annual bonus for the 2020 fiscal year in which the termination occurs, based on actual performance for such fiscal year; (C) $21,265, representing continuation of healthcare benefits for 18 months from the termination date; and (D) outplacement services by a reputable national outplacement service for up to twelve months following his termination date. All unvested equity awards were forfeited upon Mr. Branning’s termination of employment on March 11, 2020, and his vested options will remain exercisiable for 90 days following his termination. The Company anticipates entering into a separation agreement with Mr. Branning.

Paul Bisaro

Paul Bisaro was party to an Employment Agreement dated as of May 4, 2018, by and among Amneal and Mr. Bisaro (the “Bisaro Employment Agreement”). The Bisaro Employment Agreement provided for an initial term of employment through May 4, 2021 and automatically renewed for a one-year period unless either party provided at least 90 days written notice of non-renewal prior to the end of the applicable term or unless it was terminated earlier.

The Bisaro Employment Agreement provided for (i) an annual base salary of at least $750,000; (ii) eligibility to receive an annual bonus targeted at 100% of his base salary under the annual bonus program; (iii) an initial grant of restricted stock units having a grant date fair value equal to $1.5 million and an option to purchase the number of shares of the Company’s Class A common stock necessary for the option to have a grant date fair value of $3 million and (iv) other compensation that may be awarded by the Board of Directors or the Compensation Committee of the Board of Directors.

Mr. Bisaro’s Resignation

In connection with Mr. Bisaro’s resignation as Executive Chairman of the Company on August 2, 2019, the Board of Directors waived the requirement under the Bisaro Employment that Mr. Bisaro provide written notice to the Board of Directors at least sixty days prior to his resignation without good reason (as defined in the Bisaro Employment Agreement) and as a result his resignation was effective immediately. Pursuant to the terms of the Bisaro Employment Agreement, Mr. Bisaro was not entitled to any severance payments or benefits and all unvested equity awards previously granted to him were forfeited.

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David Buchen

David Buchen is party to an Employment Agreement dated as of December 28, 2018, by and among Amneal, Amneal Holdings and Mr. Buchen (the “Buchen Employment Agreement”). The Buchen Employment Agreement automatically renewed for a one-year period unless either party provides at least 90 days written notice of non-renewal prior to the end of the applicable term or unless it is terminated earlier.

The Buchen Employment Agreement provided for (i) an annual base salary of at least $575,000; (ii) eligibility to receive an annual bonus targeted at 60% of his base salary under the annual bonus program, and such amount may be between zero and 150% of Mr. Buchen’s base salary; (iii) a sign-on bonus equal to $75,000, (iv) the grant of restricted stock units having a grant date fair value equal to $1.5 million and an option to purchase the number of shares of the Company’s Class A common stock necessary for the option to have a grant date fair value of $1.5 million and (v) other compensation that may be awarded by the Board of Directors or the Compensation Committee of the Board of Directors.

Separation Agreement with Mr. Buchen

David Buchen stepped down from his role as Senior Vice President, Chief Legal Officer & Secretary of the Company, effective as of February 3, 2020. On August 2, 2019, in connection with his anticipated termination of employment with the Company, the Company and Mr. Buchen entered into a separation agreement (the Buchen “Separation Agreement”) pursuant to which Mr. Buchen and the Company agreed to treat Mr. Buchen’s termination as a termination by the Company without Cause (as defined in Mr. Buchen’s employment agreement). The Buchen Separation Agreement was subsequently amended on November 4, 2019 to provide that Mr. Buchen’s termination of employment would be effective as of February 3, 2020 and he would continue to provide services to the Company through such date. Pursuant to the Buchen Separation Agreement, and in consideration of Mr. Buchen’s execution of a release of claims in favor of the Company, Mr. Buchen will receive pursuant to the terms of the Buchen Employment Agreement (i) severance payments totaling $1,150,000, payable in 24 substantially equal installments on the Company’s regular payroll dates, (ii) a pro-rated portion of the incentive bonus for fiscal 2020 based on the number of days that Mr. Buchen was employed during the year of his termination and actual performance of the corporate goals for such incentive bonus, payable in a lump sum at the same time related bonuses are paid to other executives, (iii) accelerated vesting and, if applicable, exercisability of each outstanding equity award granted to Mr. Buchen with respect to the number of shares of Company common stock that would have vested if Mr. Buchen’s employment with the Company had continued through February 3, 2021, (iv) additional monthly payments or reimbursement in an amount of the cost of monthly premiums for Mr. Buchen and his covered dependents’ coverage under the Company’s group health plans during the period beginning on February 3, 2020 and ending on the earlier of (a) February 3, 2022, (b) the date Mr. Buchen becomes eligible for comparable coverage under another employer’s group health plan(s) or (c) the date Mr. Buchen is no longer eligible for COBRA and (v) outplacement services until February 3, 2022. Mr. Buchen also reaffirmed his ongoing confidentiality, non-solicitation, and IP assignment obligations.

Pradeep Bhadauria

Pradeep Bhadauria’s offer letter of employment with the Company provided for his commencement of employment with the Company on April 2, 2019 and the following compensation and benefits: (i) an annual base salary of $550,000; (ii) eligibility to receive an annual bonus targeted at 50% of his base salary under the annual bonus program; (iii) a sign-on bonus equal to $750,000 (the “Sign-On Bonus”) and (iv) the grant of restricted stock units having a grant date fair value equal to $1 million and an option to purchase the number of shares of the Company’s Class A common stock necessary for the option to have a grant date fair value of $1 million. The Sign-On Bonus was payable in three equal installments: (i) the first installment payable within thirty days of April 2, 2019, (ii) the second installment payable in June 2019 and (iii) the third installment payable in December 2019. The Sign-On Bonus was required to be paid in full upon a termination of employment by the Company for cause prior to April 2, 2020 or on a pro-rated basis upon Mr. Bhadauria’s voluntary resignation prior to April 2, 2020.

Separation Agreement with Mr. Bhadauria

Pradeep Bhadauria stepped down from his role as Senior Vice President and Chief Scientific Officer of the Company, effective as of January 31, 2020. On February 1, 2020, in connection with his termination of employment with the Company, the Company and Mr. Bhadauria entered into a separation agreement (the Bhadauria “Separation Agreement”). Pursuant to the Bhadauria Separation Agreement, and in consideration of Mr. Bhadauria’s execution of a release of claims in favor of the Company, Mr. Bhadauria will receive pursuant to the terms of the Amneal Pharmaceuticals LLC 2019 Severance Plan, (i) severance payments totaling $825,000, payable within sixty days following the Company’s receipt of the signed Bhadauria Separation Agreement, (ii) a pro-rated portion of the incentive bonus for fiscal 2020 equal to $24,233.72, also payable within sixty days following the Company’s receipt of the signed Bhadauria Separation Agreement, (iii) additional monthly payments in an amount of the cost of monthly premiums for Mr. Bhadauria and his covered dependents’ coverage under the Company’s group health plans for 18 months and (iv) outplacement services for 12 months.

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Robert A. Stewart

Separation Agreement with Mr. Stewart

As previously announced, Robert A. Stewart stepped down from his role as President and Chief Executive of the Company and membership of the Board effective as of August 2, 2019. On August 2, 2019, in connection with his termination of employment with the Company as of such date, the Company and Mr. Stewart entered into a separation agreement (the Stewart “Separation Agreement”) pursuant to which Mr. Stewart and the Company agreed to treat Mr.  Stewart’s termination as a termination by the Company without Cause (as defined in Mr.  Stewart’s employment agreement). Pursuant to the Stewart Separation Agreement, and in consideration of Mr. Stewart’s execution of a release of claims in favor of the Company, Mr. Stewart received or will receive (i)  severance payments totaling $3,000,000, payable in 24 substantially equal installments on the Company’s regular payroll dates, (ii) a pro-rated portion of the incentive bonus for fiscal 2019 based on the number of days that Mr. Stewart was employed during the year of his termination and actual performance of the corporate goals for such incentive bonus, payable in a lump sum at the same time related bonuses are paid to other executives, (iii) accelerated vesting and, if applicable, exercisability of each outstanding equity award granted to Mr. Stewart with respect to the number of shares of Company common stock that would have vested if Mr. Stewart’s employment with the Company had continued through November 2, 2020, (iv) additional monthly payments or reimbursement in an amount of the cost of monthly premiums for Mr. Stewart and his covered dependents’ coverage under the Company’s group health plans during the period beginning on November 2, 2019 and ending on the earlier of (a) November 2, 2021, (b) the date Mr. Stewart becomes eligible for comparable coverage under another employer’s group health plan(s) or (c) the date Mr. Stewart is no longer eligible for COBRA and (v) outplacement services until November 2, 2021. Mr. Stewart also reaffirmed his ongoing confidentiality, non-solicitation, and IP assignment obligations. In addition, in consideration for Mr. Stewart (i) providing transition services to the Company from August 2, 2019 through November 2, 2019; (ii) extending the non-competition provisions of Mr. Stewart’s employment agreement from July 2, 2020 through February 2, 2021; and (iii) extending the non-solicitation provisions of Mr. Stewart’s employment agreement from November 2, 2020 through August 2, 2021, Mr. Stewart shall receive $1,000,000.00 (less applicable withholding of taxes), payable in equal installments through the Company’s regular payroll systems during the 24 month period following November 2, 2019.

Bryan M. Reasons

Separation Agreement with Mr. Reasons

As previously announced, Bryan M. Reasons stepped down from his role as Senior Vice President and Chief Financial Officer of the Company effective as of January 22, 2019. On February 28, 2019, in connection with his termination of employment with the Company as of such date, the Company and Mr. Reasons entered into a separation agreement (the “Reasons Separation Agreement”). Pursuant to the Reasons Separation Agreement, and in consideration of Mr. Reasons’ execution of a release of claims in favor of the Company and his continued compliance with certain restrictive covenants, Mr. Reasons received or will receive (i) severance payments totaling $1,947,549.70, $374,528.79 of which is payable on May 3, 2019 and the remainder is to be paid in 21 substantially equal installments thereafter on the Company’s regular payroll dates; (ii) a payment of $298,616.23, less payroll deductions and withholdings, on March 8, 2019, which constitutes Mr. Reasons’ annual incentive bonus for fiscal year 2018 based on actual performance for the year, as determined by the Company’s Board of Directors, and (iii)  additional monthly payments or reimbursement in an amount of the cost of monthly premiums for Mr. Reasons’ and his covered dependents’ coverage under the Company’s group health plans during the period beginning on February 28, 2019 and ending on the earlier of (a) February 28, 2021, (b) the date Mr. Reasons becomes eligible for comparable coverage under another employer’s group health plan(s) or (c) the date Mr. Reasons is no longer eligible for COBRA. The Reasons Separation Agreement also provides for the exercisability of Mr. Reasons’ vested options until February 28, 2020.

2019 Severance Plan

On May 7, 2019, the Compensation Committee adopted the Amneal Pharmaceuticals LLC 2019 Severance Plan (the “Severance Plan”). Under the Severance Plan, in the event of (a) a participant’s involuntary termination of employment without Cause due to (i) a reduction-in-force; (ii) a layoff; (iii) the elimination of a participant’s role; (iv) the reorganization of the Company, or a business unit, division, or department of the Company; (v) a change in business plan or structure that results in the participant’s separation from employment; or (vi) any other reason as determined by the Company in its sole discretion or (b) a mandatory relocation of a participant’s primary workplace to a location that is more than fifty (50) miles from a participant’s prior primary workplace, on an individualized basis the participant will be eligible to receive up to a maximum of (depending on his or her position) (A) a lump sum payment of 104 weeks of his or her base pay, (B) two times his or her annual target bonus, (C) fully subsidized COBRA premiums for 78 weeks, and (D) outplacement services for 52 weeks.

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All Amneal executive officers are entitled to benefits under the Severance Plan; provided, however, that if an executive officer is party to an employment agreement that provides for greater severance benefits, the executive officer will not be eligible for severance benefits pursuant to the Severance Plan. If, however, the severance benefits provided by the employment agreement are less than what would be provided by the Severance Plan, the executive officer will be entitled to the severance benefits pursuant to the employment agreement plus the difference between severance benefits payable under the Severance Plan and payable under the employment agreement.

As used in the Severance Plan, “Cause” means (i) any failure or neglect by the participant to perform his or her duties or responsibilities to the Company or any of its subsidiaries (the “Company Group”), (ii) any act of fraud, embezzlement, theft, misappropriation, or material dishonesty by the participant relating to the Company Group or its business or assets, (iii) the participant’s commission of a felony or other crime involving moral turpitude, (iv) any gross negligence or intentional misconduct on the part of the participant in the conduct of his or her duties and responsibilities or services, as applicable, with the Company Group or its affiliates or that adversely affects the image, reputation or business of the Company Group or its affiliates, or (v) any material breach by the participant of any written agreement between the Company Group and the participant or any written policy applicable generally to employees of the Company Group.

Potential Payments Upon Termination or Change in Control

To enable us to offer a competitive executive compensation program, we believe it is important to provide reasonable severance benefits to our executive officers.

In addition to the employment agreements between the Company and certain of our named executive officers and the Severance Plan, discussed above, from time to time, we may explore potential transactions that could result in a change in control of our Company. We believe that when a transaction is perceived as imminent, or is taking place, we should be able to receive and rely on the disinterested service of our executive officers, without them being distracted or concerned by the personal uncertainties and risks associated with such a situation. We further believe that our stockholders are best served if their interests are aligned with the interests of our executives, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may enhance the value of our stockholders’ investments. Consistent with this, we provide change-in-control benefits to our named executive officers only if the officer’s employment terminates in connection with the change in control (often referred to as “double-trigger” change-in-control benefits).

The estimated severance and other benefits for each named executive officer, either pursuant to the Severance Plan or an applicable employment agreement, in the event of a termination of employment are set forth below. The amounts assume that the termination was effective as of December 31, 2019 (the last business day of fiscal 2019) and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination. Since many factors (e.g., the time of year when the event occurs, the Company’s stock price) could affect the nature and amount of benefits a named executive officer could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the table below. The amounts shown are in addition to benefits generally available to salaried employees.

In connection with their respective departures, Mr.  Stewart, Mr.  Reasons, Mr.  Bhadauria and Mr.  Branning received the separation pay and benefits described above under “Separation Agreement with Mr. Stewart,” “Separation Agreement with Mr.  Reasons,” “Separation Agreement with Mr.  Bhadauria” and “Mr. Branning’s Resignation” respectively. In connection with Mr.  Bisaro’s resignation, Mr. Bisaro did not recieve any separation pay or benefits as described above under “Mr. Bisaro’s Resignation.”

Under our performance-based restricted stock unit agreements, upon an NEO’s termination of employment for any reason (not in connection with a change in control), each NEO would immediately forfeit any and all performance-based restricted stock units which have not vested as of the date of the NEO’s termination of employment. In connection with a Change in Control (as defined in the respective agreements), if a performance-based restricted stock unit continues in effect, is assumed, or an equivalent award is substituted and a NEO is terminated without Cause (as such term is defined in the sole discretion of the Compensation Committee or as set forth in the award agreement) by the Company upon or within 12 months following a Change in Control, then all of the performance-based restricted stock units will fully vest. In the event of a Change in Control prior to the end of the three-year performance period, the number of performance-based restricted stock units earned will be determined as of the date of the Change in Control at a level equal to the sum of (i) the product of (A) the level based on actual performance through the date of the Change in Control (treating such date as the end of the performance period solely for purposes of this clause (A)) and (B) a fraction equal to (x) the number of days elapsed between the beginning of the performance period and the date of the Change in Control, divided by (y) the total number of days in the performance period and (ii) the product of (A) 100% and (B) a fraction equal to (x) the number of days between the date of the Change in Control and the end of the performance period, divided by (y) the total number of days in the performance period.

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		Without Cause or for Good Reason Termination…
		Without Change	With Change in	Termination for	Termination for
Name	Benefit	in Control	Control	Death	Disability
Chirag Patel	Cash	$—	$—	$—	$—
	Accelerated options(1)	$—	$—	$—	$—
	Accelerated RSUs(2)	$—	$31,132	$—	$—
	Health Care	$—	$—	$—	$—
	TOTAL	$—	$31,132	$—	$—
Chintu Patel	Cash	$—	$—	$—	$—
	Accelerated options(1)	$—	$—	$—	$—
	Accelerated RSUs(2)	$—	$31,132	$—	$—
	Health Care	$—	$—	$—	$—
	TOTAL	$—	$31,132	$—	$—
Todd P. Branning	Cash	$795,000	$1,590,000	$—	$—
	Accelerated options(1)	$—	$338,789	$—	$—
	Accelerated RSUs(2)	$—	$387,461	$—	$—
	Accelerated PSUs(3)	$—	$—	$—	$—
	Health Care	$21,265	$21,265	$—	$—
	TOTAL	$816,265	$2,337,514	$—	$—
Andrew Boyer	Cash	$1,323,834	$2,382,902	$—	$—
	Accelerated options(1)	$193,044	$631,170	$—	$—
	Accelerated RSUs(2)	$139,785	$478,867	$—	$—
	Accelerated PSUs(3)	$—	$158,974	$—	$—
	Health Care	$40,934	$40,934	$—	$—
	TOTAL	$1,697,597	$3,692,847	$—	$—
(1)	Represents unvested options that would accelerate in connection with the applicable termination event valued based on the closing price of our Class A common stock on December 31, 2019, which was $4.82.
(2)	Represents unvested restricted stock units that would accelerate in connection with the applicable termination event valued based on the closing price of our Class A common stock on December 31, 2019, which was $4.82.
(3)	Represents unvested performance-based restricted stock units that would accelerate in connection with the applicable termination event valued based on the closing price of our Class A common stock on December 31, 2019, which was $4.82.

Release

The obligation of the Company to provide the salary continuation and other severance benefits described above is contingent upon and subject to the execution and delivery by the executive officer of a general release of claims against the Company.

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Pay Ratio Disclosure

The 2019 annual total compensation of the median compensated of all our employees who were employed as of December 1, 2019, other than our Co-CEO, Mr. Chintu Patel, was $11,792; Mr. Chintu Patel’s 2019 annual total compensation was $339,600, and the ratio of these amounts was 1-to-29. Since the Company operated with Co-CEOs for 2019, the annual total compensation of Mr. Chintu Patel, which was moderately higher was used. Had we used Mr. Chirag Patel, our President and Co-Chief Executive Officer, our pay ratio would have been the same.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. As of December 1, 2019, we employed approximately 2,055 U.S.-based employees and 3,395 non-U.S. employees. In addition to our Co-Chief Executive Officers, we excluded a total of 55 employees (46 in Ireland and 9 in Switzerland), which accounted for 1% of our total employee population. For these purposes, we identified the median compensated employee using target total cash compensation (comprised of base salary equivalent and target bonus), which we annualized for any employee who did not work for the entire year. The average annual exchange rate as of December 19, 2019 was used to convert amounts paid in foreign currencies.

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Proposal 2 Advisory Vote on Executive Compensation

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs, which are guided by the principle of “pay for performance,” are designed to attract, motivate, and retain our named executive officers, reinforce the execution of our business strategy and the achievement of our business objectives, and align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of improving stockholder value. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 30 for additional details about our executive compensation programs, including information about the fiscal 2019 compensation of our named executive officers.

We believe that our compensation program has been instrumental in helping the Company achieve strong financial performance. Therefore, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say on pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote and the concerns of our stockholders when making future decisions on the compensation of our named executive officers and our Company’s compensation principles, policies and procedures.

In accordance with the Board’s policy of holding annual say on pay votes, we expect that the next advisory vote to approve executive compensation will occur at our 2021 Annual Meeting.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the shares of voting common stock present in person or by proxy at the annual meeting and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE, IN AN ADVISORY MANNER, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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Proposal 3 Approval of Amendment to the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan

In February 2020, the Board approved an amendment (the “Proposed Amendment”) to the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “Stock Plan”), subject to stockholder approval, to add an additional 14,000,000 shares under the Stock Plan. The amendment also extends the term of the Stock Plan until the tenth anniversary of the Board’s adoption of the Proposed Amendment, eliminates certain references to the Company’s predecessor, Atlas Holdings, Inc. and adds an exclusion to the definition of a change in control.

The Board unanimously recommends that stockholders approve the Proposed Amendment to the Stock Plan.

Proposal Details

In order to have an appropriate supply of shares available for future equity awards to attract, retain and motivate top talent, the Board unanimously recommends that our stockholders approve the Proposed Amendment to the Stock Plan, providing for a reserve of an additional 14,000,000 new shares of Class A common stock for future stock-based incentives.

In approving the share increase, the Committee considered the current number of shares available, the currently anticipated share needs of the Company and the potential dilutive effect of the proposed increase.

The Stock Plan’s material terms and certain additional features, as amended by the Proposed Amendment, are summarized below. This summary is qualified in its entirety by reference to the full text of the Stock Plan as proposed to be amended by the Proposed Amendment, which is included as Appendix B to these proxy materials. The Proposed Amendment will not become effective until it is approved by the Company stockholders.

Summary of the Stock Plan

The following is a summary of the Stock Plan. This summary is qualified in its entirety by reference to the full text of the Stock Plan, which is attached as Appendix B to this Proxy Statement.

The purpose of the Stock Plan

The purpose of the Stock Plan is to promote the success and enhance the value of the Company by linking the individual interests of the members of the Board, employees, and consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Stock Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Types of Awards

The Stock Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock-based awards, cash-based awards and dividend equivalent awards.

Plan Administration

The Stock Plan is administered by the Compensation Committee of the Board or another committee or subcommittee of the Board or the Compensation Committee of the Board. Subject to the terms of the Stock Plan and applicable law, the Compensation Committee (or its delegate) will have the power and authority to, among other things, designate eligible individuals to receive awards and determine the types of awards to be granted, the number of awards to be granted and the number of shares to be covered and the terms and conditions of those awards. The Committee will also have the authority to interpret and administer the Stock Plan and any instrument or agreement relating to the Stock Plan and to make any other determination and take any other action that it deems necessary or desirable for the administration of the Stock Plan.

Shares available for awards

Subject to adjustment as provided below, the maximum number of shares of Class A common stock available for issuance under the Stock Plan, as amended, is 37,000,000. If any shares subject to an award granted under the plan are forfeited, expire, are converted to shares of another person in connection with a spin-off or other similar event or such award is settled for cash, the number of Shares subject to such award will again be available for the purpose of future awards under the Stock Plan. The closing price of a share of our Class A common stock on March 12, 2020, as reported on the NYSE was $2.85. Any award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity shall also not reduce the number of Shares authorized for grant under the Stock Plan. The aggregate fair market value of awards that may be granted under the Stock Plan to a non-employee director during any calendar year may not exceed $700,000.

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Eligible Participants

Any non-employee director or employee of the Company or any of its subsidiaries will be eligible to participate in the Stock Plan. No eligible individual shall have any right to be granted an award under the Stock Plan other than with respect to certain non-employee director’s awards that may be required pursuant to the terms of any non-employee director equity compensation policy. As of March 12, 2020, approximately 5,474 individuals were eligible to participate in the plan.

Changes in Capitalization/Change in Control

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than a nonreciprocal transaction between the Company and its stockholders that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Shares underlying outstanding awards (an “Equity Restructuring”), the Committee may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations on the maximum number and kind of Shares that may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding awards under the Plan.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders or any unusual or nonrecurring transactions or events affecting the Company, any subsidiary of the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable law or applicable accounting standards, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Plan or with respect to any award under the Stock Plan, to facilitate such transactions or events or to give effect to such changes in applicable law or applicable accounting standards:

(i)	to provide for the termination of any such award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such award or realization of the holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such award or realization of the holder’s rights, then such award may be terminated by the Company without payment);

(ii)	to provide that such award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee;

(iii)	to make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such award, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards and awards that may be granted in the future;

(iv)	to provide that such award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Stock Plan or the applicable program or award agreement;

(v)	to replace such award with other rights or property selected by the Committee; and/or

(vi)	to provide that the award cannot vest, be exercised or become payable after such event.

In connection with the occurrence of any Equity Restructuring, (i) the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or (ii) the Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan.

In the event an award continues in effect or is assumed or an equivalent award substituted, and a holder incurs a termination of service without “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in the award agreement relating to such award) upon or within 12 months following a Change in Control, then such holder shall be fully vested in such continued, assumed or substituted award.

In the event that the successor corporation in a Change in Control refuses to assume or substitute for an award (or any portion thereof), the Committee may cause (i) any or all of such award (or portion thereof) to terminate in exchange for cash, rights or other property or (ii) any or all of such award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction (which may include extension of the exercise period of any or all of such award) and all forfeiture restrictions on any or all of such award to lapse. If any such award is exercisable in lieu of assumption or substitution in the event of a Change in Control (and the Committee does not extend the exercise period), the Committee shall notify the holder that such award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and such award shall terminate upon the expiration of such period.

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Change in Control under the Stock Plan means:

(a)	Any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the equity securities of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of equity securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding equity securities.

(b)	During any period of 12 consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s equityholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)	A merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (and held by persons that are not affiliates of the acquirer) continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d)	The consummation of a sale or other disposition by the Company of all or substantially all of the Company’s assets, including a liquidation, other than the sale or other disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company immediately prior to the time of the sale or other disposition.

Excluded from the definition of Change in Control shall be any transaction or occurrence whereby (i) any person (or group of persons) who previously was the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding equity securities regaining beneficial ownership of more than 50% of the combined voting power of the Company’s outstanding equity securities, and (ii) any changes among the beneficial owners within the Amneal Group (as defined in the Second Amended and Restated Stockholders Agreement, dated as of December 16, 2017 (as amended from time to time), among the Company and the Amneal Group (as defined therein)) of the voting power of the Company’s outstanding equity securities.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any award (or any portion of an award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

Description of Awards

Options

Subject to the provisions of the Stock Plan, the Committee will be permitted to grant stock options under the Stock Plan. The exercise price per Share and terms of each option will be set by the Committee; provided, however, that the exercise price will not be less than 100% of the fair market value of a Share on the date that the option is granted. Under the Stock Plan, the “fair market value” of a Share is equal to the closing price of a Share reported on any established securities exchange on the trading day of, or immediately prior to, the grant date. An option will be exercisable only in accordance with the terms and conditions established by the Committee in the award agreement. The Stock Plan prohibits repricing of stock options without stockholder approval. The Committee sets the vesting terms when granting options. Under our current form of option award agreement, options vest in four equal installments on the first, second, third and fourth anniversary of the date of grant, subject to cancellation or acceleration as provided in the individual stock option agreements. The Committee will fix the term of each option, not to exceed ten years or five years for any incentive stock options granted to an individual that owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation or parent corporation.

SARs

Subject to the provisions of the Stock Plan, the Committee will be permitted to grant SARs under the Stock Plan. Except under certain circumstances described in the Stock Plan, an SAR will not have a term of greater than ten years. Unless it is a substitute award, an SAR will not have a grant price less than the fair market value (as defined above) of a Share on the date of grant.

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Restricted Stock and RSUs

Subject to the provisions of the Stock Plan, the Committee will be permitted to grant awards of restricted stock and RSUs under the Stock Plan. Shares of restricted stock and RSUs will be subject to any restrictions that the Committee may impose, including any limitation on the right to receive any dividends and other distributions paid or made with respect to the Shares.

Other Awards

The Committee is authorized to grant to participants other awards that may be paid in cash, Shares or a combination of both, which may include deferred stock, deferred stock units, retainers, committee fees and meeting-based fees. The Committee will determine the terms and conditions of such awards.

Termination of Employment

The Committee may provide, in its sole discretion, the circumstances in which awards shall be exercised, vested or paid in the event a participant’s service with the Company is terminated, including in connection with a Change in Control, the participant’s death, retirement or disability or any other specified termination of service.

Term of the 2020 Omnibus Plan

No award will be granted under the 2020 Omnibus Plan after ten years from the effective date of this amendment to the Stock Plan.

Assignability

Except as permitted by the Committee, awards granted under the Stock Plan may not be sold, pledged, assigned or otherwise transferred, other than following the death of a participant by will or the laws of descent. A participant’s personal representative may exercise vested awards during the applicable exercise period following the death of the participant, subject to the same conditions that would have applied to exercise by the participant.

Amendment

The Board may wholly or partially modify, suspend or terminate the Stock Plan provided that no amendment, suspension or termination of the Stock Plan shall, without the consent of the participant, materially and adversely affect any rights or obligations under any award. All actions to increase the limit on the maximum number of Shares that may be issued under the Plan, reduce the price per share of any outstanding option or SAR granted under the Stock Plan or to cancel any option or SAR in exchange for cash or other awards require approval of the Company’s stockholders within twelve (12) months before or after such action.

U.S. Federal Income Tax Consequences

The United States federal income tax consequences of the issuance and/or exercise of option awards under the Stock Plan are as follows.

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, upon exercise, the excess of the fair market value of the Shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the optionee, if applicable. If the optionee holds the Shares received as a result of an exercise of an incentive stock option for the later of two years from the date of the grant or one year from the date of exercise, then the gain realized on disposition of the Shares is treated as a long-term capital gain. If the Shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include into income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the Shares, upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition of the Shares over the option exercise price). Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. In the event of a disqualifying disposition, the Company will be entitled to a deduction, in the year of such a disposition, in an amount equal to the amount includible in the optionee’s income as compensation. The optionee’s tax basis in the Shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a non-qualified stock option will, at that time, realize taxable compensation in the amount equal to the excess of the then fair market value of the Shares over the option exercise price. Subject to the applicable provisions of the Code, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in Shares received upon exercise is equal to the sum of the option exercise price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the Shares will be a long or short-term capital gain to the optionee (or loss), depending upon the holding period of the Shares. If a non-qualified option is exercised by tendering previously owned Shares in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new Shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; and the optionee’s basis and holding period for such number of new Shares will be equal to the basis and holding period of the previously owned Shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new Shares received in excess of such number of exchanged Shares; the optionee’s basis in such excess Shares will be equal to the amount of such compensation income, and the holding period in such Shares will begin on the date of exercise.

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Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of an SAR. Upon exercise of an SAR, a participant will recognize taxable ordinary income in an amount equal to the amount of cash received and the difference between the fair market value of the underlying shares on the date of exercise and the exercise price of the SAR. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock

A participant who receives restricted stock subject to restrictions that create a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares become transferable or are disposed of) and/or exceeds their purchase price, if any.

A participant may elect, pursuant to Section 83(b) of the Code, however, to include in income in the year of grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) over their purchase price, if any, on the date of grant.

Stock Units

A participant will not recognize taxable income upon the grant of a stock unit. Upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit, the participant will recognize taxable ordinary income equal to the amount of any cash and/or the fair market value of any shares received.

Excess Parachute Payments

Upon accelerated exercisability, vesting, or payment of an award contingent upon or in connection with a change of control of the company, certain amounts associated with such awards could, depending upon the individual circumstances of the recipient participant, constitute “excess parachute payments” under the golden parachute provisions of the Internal Revenue Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any excess parachute payment and the company may be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

Section 409A

Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules will result in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying Shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that will be awarded under the Stock Plan are intended to be eligible for this exception. In addition, it is intended that the provisions of the Stock Plan comply with Section 409A of the Code, and all provisions of the Stock Plan will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under these rules.

Company Deduction and Section 162(m) of the Code

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. Thus, certain compensation attributable to awards may be nondeductible to the Company due to the application of Section 162(m) of the Code.

Withholding Taxes

The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Stock Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

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Continuing Plan Benefits

The following table sets forth summary information as of March 12, 2020 concerning the number of shares underlying options (vested and unvested) and unvested restricted stock grants made under the Stock Plan to each of our named executive officers, all executive officers as a group, all non-employee directors as a group and all employees other than executive officers as a group.

Name	Shares Underlying Stock Option Awards (#)	Unvested Stock Awards (#)(1)
Chirag Patel	53,021	639,704
Chintu Patel	53,021	639,704
Todd P. Branning	163,666	226,516
Andrew Boyer	373,033	389,686
Paul Bisaro	–	–
Pradeep Bhadauria	–	–
David A. Buchen	113,636	–
Robert A. Stewart	–	–
Bryan Reasons	–	–
All Executive Officers, as a group	1,040,049	3,340,561
All Directors who are not Executive Officers, as a group	503,591	82,784
All Employees other than Executive Officers, as a group	2,657,632	6,410,177
(1)	Unvested Stock Awards are calculated based on the target amount of shares for performance-based RSUs.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information, as of December 31, 2019, relating to the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan, which was approved by the Company’s stockholders and which authorizes the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock- or cash-based awards and dividend equivalent awards to employees, non-employee directors and consultants.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,941,938	(1)	8.87	(2)	14,830,834
Equity compensation plans not approved by security holders	—		—		—
TOTAL	9,941,938		8.87		14,830,834
(1)	Equity compensation plans approved by security holders which are included in column (a) of the table are the 2018 Incentive Award Plan (including 6,177,126 shares of Class A common stock to be issued for options and 2,637,358 shares of Class A common stock to be issued for RSUs subject to continued employment) and 1,127,454 of options remaining from the Impax option conversion associated with the Combination on May 4, 2018. RSUs included in column (a) of the table represent the full number of RSUs awarded and outstanding whereas the number of shares of Class A common stock to be issued upon vesting will be lower than what is reflected on the table because the value of shares required to meet employee tax withholding requirements are not issued.
(2)	Column (b) relates to stock options and does not include any exercise price for RSUs because an RSU’s value is dependent upon attainment of continued employment or service and they are settled for shares of common stock on a one-for-one basis.

Required Vote

Approval of the amendment to the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan requires the affirmative vote of a majority of the shares of voting common stock present in person or by proxy at the annual meeting and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE AMNEAL PHARMACEUTICALS, INC. 2018 INCENTIVE AWARD PLAN.

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Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

The following table sets forth information as of March 12, 2020, with respect to the beneficial ownership of our Class A common stock and Class B common stock, and shows the number of and percentage owned by:

•	each person or entity our Company believes to be the beneficial owner of more than five percent of any class of our common stock based solely on management’s review of SEC filings;
•	each named executive officer listed in the summary compensation table;
•	each director; and
•	all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of stock held by such person. As of March 12, 2020, 147,301,041 shares of Class A common stock and 152,116,890 shares of Class B common stock were outstanding. In 2019, the Company exercised its right to convert all then-outstanding shares of Class B-1 common stock into shares of Class A common stock (the “Conversion”). As a result of the Conversion, there are no longer any shares of Class B-1 common stock outstanding.

	Class A					Class B		All Common
Name(1)	Shares	Options(2)	RSUs(2)	Total	% of Class	Shares	% of Class	% of All Classes
Emily Peterson Alva	6,107	53,021	6,459	65,587	*	—	—	*
Pradeep Bhadauria	37,500	—	—	37,500	*	—	—	*
Paul Bisaro	—	—	—	—	—	—	—	—
Andrew Boyer	101,630	161,378	16,655	279,663	*	—	—	*
Todd P. Branning	12,785	40,916	—	53,701	*	—	—	*
David A. Buchen	41,324	113,636	—	154,960	*	—	—	*
J. Kevin Buchi	17,408	81,397	6,459	105,264	*	—	—	*
Jeff George	—	—	—	—	—	—	—	—
John Kiely	—	—	—	—	—	—	—	—
Paul Meister	—	—	—	—	—	—	—	—
Ted Nark	56,107	53,021	6,459	115,587	*	—	—	*
Chintu Patel	356,107	53,021	6,459	415,587	*	24,753,252	16.27%	8.41%
Chirag Patel	356,107	53,021	6,459	415,587	*	21,269,420	13.98%	7.24%
Gautam Patel	13,043,540	53,021	6,459	13,103,020	8.90%	17,497,336	11.50%	10.22%
Bryan Reasons	82,986	—	—	82,986	*	—	—	*
Robert A. Stewart	159,126	—	—	159,126	*	—	—	*
Peter R. Terreri	76,299	134,971	6,459	217,729	*	—	—	*
Shlomo Yanai	—	—	—	—	—	—	—	—
All Current Directors and Executive Officers as a Group (16 Persons)	14,441,710	762,016	70,750	15,274,476	10.37%	63,520,008	41.76%	26.32%

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	Amneal Group(8)
	Class A				Class B		All Common
Name(1)	Shares(2)		% of Class		Shares	% of Class	% of Class
Tushar Patel(3)	—		—		53,578,209	35.22%	17.89%
Gautam Patel(4)	13,103,020		8.90%		17,497,336	11.50%	10.22%
Dipan Patel(5)	—		—		26,905,073	17.69%	8.99%
Chintu Patel(6)	415,587		*		24,753,252	16.27%	8.41%
Chirag Patel(7)	415,587		*		21,269,420	13.98%	7.24%
Other Members of the Amneal Group	N/A	(8)	N/A	(8)	8,113,600	5.33%	2.71%
TOTAL AMNEAL GROUP	13,934,194		9.46%		152,116,890	100.00%	55.46%

	Certain Other Beneficial Owners
	Class A				Class B		All Common
Name	Shares		% of Class		Shares	% of Class	% of Class
Funds affiliated with Fosun International Limited(9)	18,407,656		12.50%		—	—	6.15%
Funds affiliated with TPG Global, LLC(10)	16,213,367		11.01%		—	—	5.41%
Wellington Management Company LLP and affiliated or advised entities(11)	15,527,452		10.54%		—	—	5.19%
The Vanguard Group, Inc. and affiliated or advised entities(12)	10,185,075		6.91%		—	—	3.40%
BlackRock, Inc. and affiliated or advised entities(13)	9,394,624		6.38%		—	—	3.14%
*	Less than 1%

(1)	Unless otherwise noted, the address for each beneficial owner listed on the table is Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807.

(2)	Column includes shares underlying exercisable stock options and stock options and restricted stock unit awards that will vest within 60 days of March 12, 2020.

(3)	c/o Tarsadia Investments, LLC, 520 Newport Center Drive, Twenty-First Floor, Newport Beach, CA 92660. Tushar Patel may be deemed to beneficially own 53,578,209 shares of Class B common stock held of record by Tushar Patel Family Trust. The Tushar Patel Family Trust pledged to JPMorgan Chase Bank, N.A. 53,578,209 common units (including the shares of Class A common stock issued upon any redemption thereof) and the 53,578,209 shares of Class B common stock associated therewith to secure the obligations of those certain borrowers to the Second Amended and Restated Line of Credit Note dated May 31, 2019. Information with respect to this pledge is taken from the Schedule 13D/A filed on August 26, 2019.

(4)	Gautam Patel may be deemed to beneficially own 17,497,336 shares of Class B common stock and 12,887,433 shares of Class A common stock held of record by Falcon Trust, T-Twelve Legacy Trust, Puja Patel Trust, Ishani Patel Trust, Niam Patel Trust and Mayur Patel Legacy Trust. Mr. Patel does not have a pecuniary interest in these shares of Class B common stock. The Falcon Trust pledged to Credit Suisse AG 15,221,537 common units (including the shares of Class A common stock issued upon any redemption thereof) and the 15,221,537 shares of Class B common stock associated therewith to secure the Falcon Trust’s obligations under that certain Promissory Note and Collateral Agreement dated May 15, 2019. The T-Twelve Trust pledged to Morgan Stanley Private Bank, National Association 12,887,433 common units (including the shares of Class A common stock issued upon any redemption thereof) and the 12,887,433 shares of Class B common stock associated therewith, which have since been redeemed for 12,887,433 shares of Class A common stock, to secure the T-Twelve Trust’s obligations under that certain Line of Credit Agreement dated May 13, 2019. Information with respect to these pledges, excluding the redemption of 12,887,433 shares of Class B common stock, is taken from the Schedule 13D/A filed on August 26, 2019.

(5)	c/o Buckhead America Hospitality, 2855 Springhill Parkway, Smyrna, GA 30080. Dipan Patel may be deemed to beneficially own 26,905,073 shares of Class B common stock held of record by Dipan Patel Living Trust, AP-1 Trust, AP-2 Trust, AP-3 Trust, AP-5 Trust, AP-7 Trust, and AP-9 Trust.

(6)	Chintu Patel may be deemed to beneficially own 24,753,252 shares of Class B common stock held of record by The Chintu Patel Revocable Trust and The Falguni Patel Revocable Trust.

(7)	Chirag Patel may be deemed to beneficially own 21,269,420 shares of Class B common stock held of record by The Chirag Patel Revocable Trust and The Priti Patel Revocable Trust. Mr. Patel has pledged to Credit Suisse AG 21,269,420 common units (including the shares of Class A common stock issued upon any redemption thereof) and 21,269,420 shares of Class B common stock associated therewith to secure the obligations of those certain borrowers to the Promissory Note and Collateral Agreement dated June 10, 2019. Information with respect to this pledge is taken from the Schedule 13D/A filed on September 11, 2019.

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(8)	See “Corporate Governance – Business Combination and Corporate Structure” above for a discussion of the relationship between the Amneal Group and the Company. The Amneal Group holds 100% of our outstanding Class B shares. Certain members of the Amneal Group may also hold Class A shares. Messrs. Chintu Patel, Chirag Patel and Gautam Patel are members of the Amneal Group and also members of our Board, and their shares are reported in the “Executive Officers and Directors” table above. Shares of Class A common stock held by members of the Amneal Group other than Messrs. Chintu Patel, Chirag Patel, Gautam Patel, Dipan Patel and Tushar Patel are not reported in this table.

(9)	Fosun International Limited, Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. As reported in the Schedule 13G/A filed jointly by Fosun International Limited (“Fosun”) and Ambient Impact (HK) Limited (“Ambient”) on February 14, 2020, Ambient has the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 16,438,356 shares. Fosun has the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 18,407,656 shares.

(10)	TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102. As reported in the Schedule 13D/A filed jointly by TPG Group Holdings (SBS) Advisors, Inc., David Bonderman and James G. Coulter on July 19, 2019, the reporting persons have the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of the 16,213,367 shares.

(11)	Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of the shares indicated in the table. As reported in the Schedule 13G/A filed by Wellington Management Group LLP on January 28, 2020, Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP have the shared power to vote or direct the vote of 14,541,452 shares and the shared power to dispose or direct the disposition of 15,527,452 shares. Wellington Management Company LLP has the shared power to vote or direct the vote of 14,130,573 shares and the shared power to dispose or direct the disposition of 14,144,550 shares.

(12)	The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355. As reported in the Schedule 13G/A filed by The Vanguard Group on February 12, 2020, The Vanguard Group has the sole power to vote or direct the vote of 248,986 shares, the shared power to vote or direct the vote of 10,100 shares, the sole power to dispose or direct the disposition of 9,942,890 shares and the shared power to dispose or direct the disposition of 242,185 shares.

(13)	BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. As reported in the Schedule 13G/A filed by BlackRock, Inc. on February 5, 2020, BlackRock, Inc. has the sole power to vote or direct the vote of 8,970,630 shares and the sole power to dispose or direct the disposition of 9,394,624 shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than five percent of the voting power of the Company’s stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and any persons who own more than ten percent of our common stock to file with the SEC various reports as to ownership of and changes of ownership in any class of equity securities of our Company. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the reports filed for fiscal 2019 and related written representations, we believe that all of our directors and executive officers and any persons who own more than ten percent of our common stock filed the required reports on a timely basis during fiscal 2019, except that the Form 3 timely filed on behalf of Joseph Todisco inadvertently omitted 1,255 shares of Class A common stock owned indirectly.

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Certain Related Parties and Related Party Transactions

Review and Approval of Related Party Transactions

Our Board of Directors recognizes that transactions involving our Company and related parties present heightened risk of potential or actual conflicts of interest that may interfere—or even appear to interfere—with the interests of our Company. Therefore, it is the policy of our Company (as set forth in our written Related Person Transaction Policy and Procedures, Audit Committee Charter and Conflicts Committee Charter) that the Audit Committee or Conflicts Committee of the Board of Directors shall review, approve or ratify any transaction with related parties required to be reported by our Company under the applicable rules and regulations governing related party transactions promulgated by the SEC. Copies of our Related Person Transaction Policy and Procedures, Audit Committee Charter and Conflicts Committee Charter are available on our website.

The Audit Committee is responsible for reviewing and approving related party transactions except to the extent that authority and responsibility have been delegated to the Conflicts Committee or the transaction has been pre-approved by the Audit Committee. The Conflicts Committee is responsible for reviewing all transactions between the Company, its subsidiaries, or any person controlled by the Company on the one hand and any Amneal Group Member (as defined in the Stockholders Agreement), or its directors, officers, employees, or “associates” (as defined in Rule 12b-2 promulgated under the Exchange Act) on the other hand to determine whether such persons have a direct or indirect material interest in such transaction. Pursuant to delegation of authority from the Board of Directors and the charter of the Conflicts Committee, the Conflicts Committee is also responsible for the review and approval of any transaction between (i) any Amneal Group Member, or any director, officer, employee or associate of any Amneal Group Member, on the one hand, and (ii) the Company, or any of its subsidiaries, or any person controlled by the Company (collectively, the “Company Group”), on the other hand, which involves aggregate amounts in excess of $2,500,000 or is otherwise material to the Company Group. Based on all the relevant facts and circumstances, the Conflicts Committee will decide whether the above referenced related-party transactions with respect to the Company are appropriate and will approve only those transactions that are in the best interests of the Company.

Fiscal 2019 Related Party Transactions

Except as described below, each of the following transactions was entered into prior to the closing of the Combination and therefore prior to the establishment of the Conflicts Committee and Audit Committee.

See the footnotes to the tables in the section entitled “Security Ownership of Certain Beneficial Owners and Management” for a discussion of a related party transaction between the Company and trusts controlled by Gautam Patel relating to a pledging arrangement.

Fosun International Limited

On June 6, 2019, the Company entered into a license and supply agreement with a subsidiary of Fosun, which is a Chinese pharmaceutical company. Under the terms of the agreement, the Company will hold the import drug license required for pharmaceutical products manufactured outside of China and will supply Fosun with finished, packaged products for Fosun to then sell in the China market. Fosun will be responsible for obtaining regulatory approval in China and for shipping the product from Amneal’s facility to Fosun’s customers in China. In consideration for access to the Company’s U.S. regulatory filings to support its China regulatory filings and for the supply of product, Fosun paid the Company a $1 million non-refundable fee, net of tax, in July 2019 and will be required to pay the Company $0.3 million for each of 8 products upon the first commercial sale of each in China in addition to a supply price and a profit share. For the year ended December 31, 2019, the Company did not earn any revenue from this agreement. An amendment to the agreement is currently being negotiated under which two additional products will be added to the arrangement, including additional milestones paid to the Company by Fosun of $0.25 million up front, with an additional $0.6 million upon the first commercial sale on a product by product basis.

Fosun is a Chinese international conglomerate and investment company that is a shareholder of the Company.

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Industrial Real Estate Holdings NY, LLC

Industrial Real Estate Holdings NY, LLC (“Industrial Real Estate”) is an independent real estate management entity and the landlord of Amneal’s leased manufacturing facility located at 75 Adams Avenue, Hauppauge, New York, pursuant to certain sublease agreements entered into by Industrial Real Estate and Amneal Pharmaceuticals of New York LLC, a subsidiary of Amneal (collectively, the “New York Sublease Agreements”). Pursuant to the New York Sublease Agreements, rent expense paid to Industrial Real Estate for the year ended December 31, 2019 was approximately $1.1 million. Unless extended, the New York Sublease Agreements will expire in March 2021.

Industrial Real Estate is controlled by Tushar Patel, who is a member of the Amneal Group and an observer on our Board of Directors.

LAX Hotel, LLC

LAX Hotel, LLC is an independent real estate management entity and is the landlord of Amneal’s leased manufacturing and office facility located at 50 Horseblock, Yaphank, New York, pursuant to a sublease agreement entered into by LAX Hotel, LLC and Amneal Pharmaceuticals of New York LLC, a subsidiary of Amneal. The Company recorded the transaction as a financing lease for which payments are due through June 1, 2043. As of December 31, 2019, the remaining financing lease liability was $62.5 million, the current portion of which was $1.1 million.

LAX Hotel, LLC is controlled by Tushar Patel, who is a member of the Amneal Group and an observer on our Board of Directors.

Transactions Involving Our Co-CEOs (Mr. Chirag Patel and Mr. Chintu Patel)

AmDerma Pharmaceuticals, LLC and Asana Biosciences, LLC

AmDerma is an independent company engaged in the research and development of dermatological products with one product in development for the treatment of psoriasis. Asana is an independent early stage drug discovery and R&D company focusing on several therapeutic areas, including oncology, pain and inflammation. Pursuant to a development and manufacturing agreement (the “Asana Agreement”) between Amneal and Asana, Amneal provides development and manufacturing services to Asana with respect to certain products owned by Asana and also provides development and manufacturing services to Asana with respect to products owned by AmDerma, which is managed by Asana. Amneal received $1 million from AmDerma during fiscal year ended December 31, 2019 for services provided pursuant to the Asana Agreement, a portion of which related to Amneal’s work in connection with AmDerma’s product.

Chirag Patel and Chintu Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 37% in the aggregate of the outstanding equity securities of AmDerma. Chirag Patel and Chintu Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 48.5% in the aggregate of the outstanding equity securities of Asana. In addition, each of Chintu Patel and Chirag Patel is a manager of AmDerma and Asana.

Kanan, LLC

Kanan, LLC (“Kanan”) is an independent real estate company and the landlord (pursuant to lease agreements entered into with Amneal Pharmaceuticals LLC) of Amneal’s leased manufacturing facilities located at 65 Readington Road, Branchburg, New Jersey, 131 Chambers Brook Road, Branchburg, New Jersey and 1 New England Avenue, Piscataway, New Jersey, pursuant to certain lease agreements entered into by Amneal and Kanan (the “New Jersey Lease Agreements”). Pursuant to the New Jersey Lease Agreements, rent expense paid to Kanan for the year ended December 31, 2019 was approximately $2 million.

Chirag Patel and Chintu Patel beneficially own, through certain revocable trusts, 28.0% in the aggregate of the equity securities of Kanan. In addition, each of Chintu Patel and Chirag Patel is a manager of Kanan.

Kashiv Biosciences, LLC

Kashiv is an independent contract development organization focused primarily on the development of 505(b)(2) NDA products utilizing its own proprietary technology platforms, particularly in the areas of abuse deterrence and bioavailability enhancement. Amneal and Kashiv are party to a multi-product development agreement, dated as of August 1, 2011 (the “Kashiv Multi-Product Agreement”), pursuant to which Amneal and Kashiv have agreed to collaborate on the development and commercialization of a number of generic pharmaceutical products. Pursuant to the Kashiv Multi-Product Agreement, Kashiv provides services (at Amneal’s direction) for the development of a given product, including analytical and formulation development. In exchange for the services it provides, Kashiv is entitled to receive 20% of the net profits realized with respect to Amneal’s sales of such product. Under the terms of the amended agreement, Amneal paid $2 million in July 2019 and may be required to pay up to an additional $18 million upon certain regulatory milestones being met. Amneal and Kashiv are currently negotiating an amendment to the agreement under which Amneal will reimburse Kashiv for certain out of scope costs for development of products as a result of Amneal expanding Kashiv’s development role.

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The Company and Kashiv are party to a binding term sheet, dated November 5, 2019, for the development and commercialization of Kashiv’s orphan drug K127 (pyridostigmine) for the treatment of Myasthenia Gravis. Through this agreement, the Company has an exclusive license within the United States to market and sell the K127 product under a New Drug Application (“NDA”), and Kashiv is responsible for all development and clinical work required to secure Food and Drug Administration (“FDA”) approval. Amneal is responsible for filing the NDA and commercializing the product. Kashiv received an upfront payment of $1.5 million and is eligible to receive development and regulatory milestones totaling $16.5 million. Kashiv is also eligible to receive tiered royalties from the low double-digits to mid-teens on net sales of K127.

The Company and Kashiv, on February 20, 2020, entered into a master services agreement covering certain services that Kashiv provides the Company for commercial product support for EluRyng and other products, including ranitidine and nitrofurantoin, with such services charged at an hourly rate of $100 per hour for actual time spent plus third party costs.

The Company and Kashiv are also party to a consulting arrangement that addresses Kashiv’s biosimilar evaluation work for the Company, with such services charged at an hourly rate of $200 per hour for actual time spent plus third party costs.

Pursuant to the three agreements described above, the total profit share paid to Kashiv for the year ended December 31, 2019, was $3.9 million and total payments for services and reimbursement of expenses paid to Kashiv for the year ended December 31, 2019 was $5 million.

In late 2018, Adello Biologics, LLC (“Adello”) contributed substantially all of its assets to Kashiv as of January 1, 2019, and transferred all agreements to Kashiv, including agreements between Amneal and Adello. The following agreements are now between Kashiv and Amneal.

Amneal and Kashiv are also party to a license and commercialization agreement (the “Kashiv License Agreement”) pursuant to which Kashiv and Amneal have agreed to cooperate with respect to certain development activities in connection with two biologic pharmaceutical products (the “Kashiv Products”). In addition, under the Kashiv License Agreement, Kashiv has appointed Amneal as its exclusive marketing partner for the Kashiv Products in the United States. In connection with the Kashiv License Agreement, Kashiv received an upfront payment of $1.5 million from Amneal in October 2017 and is entitled to share in Amneal’s net profits on the products if and when commercialized. In addition, Kashiv is eligible to receive from Amneal payments of (i) up to $21 million in milestones relating to obtaining regulatory approval for the Kashiv Products, (ii) up to $43 million in milestones for the successful manufacture and delivery of the Kashiv Products, (iii) between $20 million and $50 million in milestones depending on the number of competitors for one of the Kashiv Products at launch and (iv) between $15 million and $67.5 million for the achievement of cumulative combined net sales levels for the Kashiv Products, subject to certain conditions and the achievement of specific development and commercial objectives.

The Company and Kashiv are also party to an arrangement whereby the Company leases parking spaces from Kashiv, pursuant to which the Company pays to Kashiv approximately $99,000 per year.

From time to time, Kashiv may enter into services and other arrangements or agreements with Amneal or certain of its subsidiaries in the ordinary course, none of which is material to the business of either party.

Chirag Patel and Chintu Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 50% in the aggregate of the outstanding equity securities of Kashiv. In addition, each of Chintu Patel and Chirag Patel is a manager of Kashiv.

Nava Pharma, LLC and PharmaSophia, LLC

PharmaSophia, LLC (“PharmaSophia”) is a joint venture formed by Nava Pharma, LLC (“Nava”) and Oakwood Laboratories, LLC for the purpose of developing certain products. PharmaSophia and Nava are parties to a research and development agreement (the “Nava PharmaSophia Agreement”) pursuant to which Nava provides R&D services to PharmaSophia. Nava and Amneal are party to a subcontract agreement (the “Nava Amneal Subcontract Agreement”) pursuant to which Nava has subcontracted certain of its obligations under the Nava PharmaSophia Agreement to Amneal and Amneal performs such services. Pursuant to the Nava Amneal Subcontract Agreement, the total amount of income earned from these agreements for the year ended December 31, 2019 was $1.1 million.

Chirag Patel and Chintu Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 37.5% in the aggregate of the outstanding equity securities of Nava. Nava beneficially owns 50% of the outstanding equity securities of PharmaSophia. In addition, each of Chintu Patel and Chirag Patel is a manager of Nava.

Employment and Shareholder Arrangements with Immediate Family Members

Kanubhai Patel, Chirag and Chintu Patel’s father, is employed by us as the Chairman of Amneal Pharmaceuticals India Private Limited. During the fiscal year ended December 31, 2019, Mr. Kanubhai Patel had total compensation of approximately $434,233. In addition, he received an equity grant in 2019 valued at $249,999.

Bindu Patel, a sister of Chirag and Chintu Patel, is employed by us as a manager in the information technology department. During the fiscal year ended December 31, 2019, Ms. Bindu Patel had total compensation of approximately $128,012.

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Agreements Entered into in Connection with the Combination and the PIPE Investment

Stockholders Agreement

See the “Corporate Governance” section of this proxy statement for a summary of the material terms of the Stockholders Agreement.

PIPE Investment

In connection with the Combination, on May 4, 2018, members of the Amneal Group entered into definitive purchase agreements (the “PIPE Purchase Agreement”) that provided for a private placement of certain shares of Class A common stock and Class B-1 common stock (the “PIPE Investment”) with select institutional investors (the “PIPE Investors”). Pursuant to the PIPE Purchase Agreement, upon the closing of the Combination (the “Closing”), members of the Amneal Group exercised their right to cause Amneal to redeem units held by such members pursuant to the LLC Agreement (defined herein). In connection with such redemption, such members of the Amneal Group received shares of Class A common stock or shares of Class B-1 common stock in exchange for such redeemed units, in each case pursuant to the LLC Agreement (such redemption and issuance of Class A common stock and Class B-1 common stock to the members of the Amneal Group, the “Redemption”). Following the Redemption, the members of the Amneal Group sold such shares of Class A common stock and Class B-1 common stock to the PIPE Investors at a per share purchase price of $18.25 for gross proceeds of approximately $855,000,000. Following the PIPE Investment, the PIPE Investors owned collectively approximately 15% of the Company’s shares on a fully diluted and as converted basis, with TPG owning all outstanding shares of Class B-1 common stock. As a result of the Conversion in 2019, there are no longer any shares of Class B-1 common stock outstanding.

In connection with the Combination and in furtherance of the PIPE Investment, TPG, Amneal Holdings and the Company entered into the PIPE Side Letter providing for certain rights and obligations of each in connection with the PIPE Investment. Pursuant to the PIPE Side Letter, TPG has customary registration rights with respect to the Company’s shares owned by TPG. The PIPE Side Letter also provides TPG the right to designate a Board observer with respect to the Company’s Board of Directors, as well as the right, subject to certain ownership thresholds discussed herein, to designate a director for appointment to the Company’s Board of Directors.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the PIPE Investors in connection with the Closing. The Registration Rights Agreement provides the PIPE Investors certain registration rights whereby the Company and Impax were required to jointly prepare and file with the SEC a shelf registration statement on Form S-1 with respect to resales of all shares of Class A common stock beneficially owned by Amneal Holdings. We agreed to use our reasonable best efforts to become eligible to use Form S-3 and, upon becoming eligible, we agreed to promptly file a shelf registration statement on Form S-3.

Tax Receivable Agreement

Pursuant to the LLC Agreement, Amneal Holdings and its permitted transferees have the right to redeem all or a portion of their Amneal Common Units (defined herein) for Class A common stock. In connection with such redemption, the Company will receive a “step-up” in its share of the tax basis in the Amneal assets and possibly certain other tax benefits, and the Company will pay the Members (as defined below) for the value of such benefits.

The following summary of the terms of the Tax Receivable Agreement is not a complete description thereof and is qualified in its entirety by the full text thereof.

At the Closing, the Company, Amneal and Amneal Holdings entered into the Tax Receivable Agreement. The Tax Receivable Agreement governs the administration and allocation between the parties of tax liabilities and benefits arising prior to, as a result of, and subsequent to the Combination, and the respective rights, responsibilities and obligations of the Members and the Company with respect to various other tax matters. The term “Members” includes the then existing members of Amneal at Closing (other than the Company) and any persons who have executed and delivered a joinder in accordance with the Tax Receivable Agreement. Chirag Patel, Chintu Patel and Gautam Patel are Members.

Determination of Realized Tax Benefit

Under the Tax Receivable Agreement, the Company will ensure that Amneal and its subsidiaries that are treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code.

Basis Schedules

Within 90 days after the filing of the U.S. federal income tax return of the Company for each relevant taxable year, the Company will at its own expense deliver to the Members a schedule that shows (a) the basis adjustments with respect to the reference assets as a result of the relevant exchanges effected in such taxable year, calculated (i) in the aggregate and (ii) solely with respect to exchanges by the applicable Member; (b) the period (or periods) over which the reference assets are amortizable and/ or depreciable; and (c) the period (or periods) over which each basis adjustment is amortizable and/or depreciable.

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Tax Benefit Schedules

Within 90 days after the filing of the U.S. federal income tax return of the Company for any taxable year in which there is a realized tax benefit or realized tax detriment, the Company shall, at its own expense, deliver to the Members a schedule showing the calculation of the realized tax benefit or realized tax detriment for such taxable year.

Tax Benefit Payments

Each Member is entitled to receive an amount equal to the sum of (1) 85% of the cumulative net realized tax benefit attributable to such Member as of the end of such taxable year over the aggregate amount of all tax benefit payments previously made to such Member, and (2) the interest calculated at the agreed rate from the due date for filing the U.S. federal income tax return of the Company for such taxable year until the date on which the Company makes a timely tax benefit payment to the Member.

Approvals by the Amneal Group

The Company and its subsidiaries must obtain prior written consent from the Amneal Group before (i) making a disposition of any assets held by Amneal or its subsidiaries prior to the Closing if the cumulative “amount realized” (as such term is defined for U.S. federal income tax purposes) for all such dispositions in any 12-month period would be in excess of $40,000,000 unless the Company agrees to use its best efforts to ensure that each Member receives tax distributions equal to its assumed tax liability, (ii) making certain acquisitions that would reasonably be expected to materially adversely affect any member’s rights or obligations under the Tax Receivable Agreement, or (iii) entering into certain additional agreements with other persons that are similar to the Tax Receivable Agreement.

Termination

The Company may terminate the Tax Receivable Agreement with the written approval of a majority of the independent directors of the Company’s Board of Directors by making a payment to the Members, equal to the present value of the tax benefit payments to be paid to each such Member, discounted at the lesser of ICE LIBOR plus 100 basis points or 6.50% per annum, compounded annually (an “Early Termination Payment”). The Tax Receivable Agreement will also be deemed to be terminated by the Company and an Early Termination Payment by the Company will be required in the event of either (a) a Change of Control (as defined below) or (b) a material breach by the Company of any of its material obligations under the Tax Receivable Agreement.

A “Change of Control” includes (a) any person other than Amneal Holdings and its permitted transferees beneficially owning more than 50% of the combined voting power of the Company; (b) the liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company, unless the sale is to an entity of which at least 50% of the combined voting power is owned by the Company’s Stockholders who owned the Company immediately prior to such sale in substantially the same proportions; (c) a business combination of the Company or any of its subsidiaries with any other entity, after which the Company’s Board of Directors immediately prior to such combination does not constitute at least a majority of the Board of Directors of the surviving company or its parent, or all of the beneficial owners of the voting securities of the Company prior to such combination do not beneficially own more than 50% of the combined voting power of the surviving entity; and (d) the following individuals ceasing to constitute a majority of the Company’s Board of Directors: (i) the directors of the Company as of the Closing (“Initial Directors”) and (ii) any new director whose appointment or nomination was approved by at least two-thirds of the directors who were (x) Initial Directors or (y) whose appointment or nomination was approved by at least two-thirds of the Initial Directors.

LLC Agreement

In connection with the Combination, Amneal, the Company and the Existing Amneal Members (and Amneal Holdings, following the assignment and transfer by the Existing Amneal Members (as defined in the LLC Agreement) of Amneal Common Units to Amneal Holdings) entered into and are governed by the LLC Agreement, which sets forth, among other things, certain transfer restrictions on Amneal Common Units, and rights to redeem Amneal Common Units in certain circumstances. The following summary of the terms of the LLC Agreement is not a complete description thereof and is qualified in its entirety by the full text thereof. Undefined Capitalized terms have the meaning ascribed to them in the LLC Agreement.

Appointment of the Company as Manager

Under the LLC Agreement, the Company is admitted as the sole managing member of Amneal. As the managing member, the Company will conduct, direct and exercise full control over all activities of Amneal, including day-to-day business affairs and decision-making of Amneal, without the approval of any other member. As such, the Company, through Amneal’s officers, will be responsible for all operational and administrative decisions of Amneal and the day-to-day management of Amneal’s business.

Pursuant to the terms of the LLC Agreement, the Company will not be permitted, under any circumstances, to be removed as managing member by the members of Amneal. The Company will not resign or cease to be the managing member unless proper provision is made for the obligations of the Company to remain in full force and effect.

The managing member may cause Amneal to contract with the managing member or any affiliate of the managing member as long as the contracts are on terms comparable to those available to others dealing at arm’s length or are approved by the members (other than the managing member and its controlled affiliates) holding a majority of the Amneal Common Units.

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Officers

The managing member will appoint the officers of Amneal to implement the day-to-day business and operations of Amneal. In the event of a vacancy, the managing member has the right to appoint a new officer to fill the vacancy.

Compensation

The Company will not be entitled to compensation for its services as managing member. It will be entitled to reimbursement by Amneal for reasonable fees and expenses incurred on behalf of Amneal, except for payment obligations of the Company under the Tax Receivable Agreement.

Units

The LLC Agreement provides that at the Closing there will be one class of Amneal Common Units. In accordance with the Business Combination Agreement, all Amneal Common Units held by the Existing Amneal Members prior to the execution of the LLC Agreement are converted into Amneal Common Units. The managing member may establish additional securities of Amneal in its discretion in accordance with the terms, and subject to the restrictions of, the LLC Agreement. The managing member may create one or more classes or series of Amneal Common Units or preferred units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of Amneal or class or series of preferred stock of Amneal.

Allocations and Distributions

Allocations

Pursuant to the LLC Agreement, items of income, gain, loss or deduction of Amneal generally will be allocated among the members for capital accounts on a pro rata basis in accordance with each member’s percentage interest, except that partner nonrecourse deductions attributable to partner nonrecourse debt will be allocated in the manner required by the Treasury Regulations Section 1.704-2(i). Nonrecourse deductions for any taxable year will be allocated pro rata among the members in accordance with their percentage interests.

Distributions

Amneal may make distributions out of distributable cash and other funds or property to its members from time to time at the discretion of the managing member of Amneal. Such distributions generally will be made to the members on a pro rata basis in proportion to the number of Amneal Common Units held by each member on the record date for the distribution. Amneal will not be required to make distributions to the extent that such distributions would render Amneal insolvent or if such distribution would violate any applicable law or the terms of the any credit agreement in existence at Closing.

Tax Distributions

In connection with any tax period, Amneal is required to make distributions to its members, on a pro rata basis in proportion to the number of Amneal Common Units held by each member, of cash until each member (other than the Company) has received an amount at least equal to its assumed tax liability and the Company has received an amount sufficient to enable it to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities, and meet its obligations pursuant to the Tax Receivable Agreement. To the extent that any member does not receive its percent interest of the aggregate tax distribution, the tax distribution for such member will be increased to ensure that all distributions are made pro rata in accordance with such member’s percentage interest.

Repurchase or Redemption of Amneal Common Units

Upon written notice to Amneal and the Company, each member is entitled to cause Amneal to effect a redemption (a “Redemption”) of all or any portion of its Amneal Common Units in exchange for the number of shares of Class A common stock equal to the number of redeemed Amneal Common Units (the “Share Settlement”) or, at Amneal’s election, cash in an amount equal to the product of the Share Settlement and the average of the volume-weighted closing price for a share of Class A common stock on the NYSE for the five consecutive full trading days ending on and including the last full trading day immediately prior to the redemption notice date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A common stock (the “Cash Settlement”). The Company may, in its sole and absolute discretion, elect to effect the exchange of the redeemed Amneal Common Units for the Share Settlement or Cash Settlement, at the Company’s option, through a direct exchange of such redeemed Amneal Common Units and such consideration between the redeemed member and the Company.

Transfer Restrictions

No interest in Amneal may be transferred except as permitted under the LLC Agreement. The LLC Agreement permits transfers:

•	by a member to an affiliate of such member;
•	by the Existing Amneal Members or any direct or indirect transferee of such members (including Amneal Holdings):
	•	with the prior written consent of the Conflicts Committee,
	•	in response to a tender or exchange offer that has been approved or recommended by the Company Board;
	•	in connection with any Company Sale;
	•	that is an individual, (1) to such Existing Amneal Member’s (or such transferee’s) spouse, (2) to such Existing Amneal Member’s (or such transferee’s) lineal ancestors, lineal descendants, siblings, cousins or the spouses thereof, (3) to trusts for the benefit of such Existing Amneal Member (or such transferee) or such persons, (4) to foundations established by such Existing Amneal Member (or such transferee) or such persons or affiliates thereof or (5) by way of bequest or inheritance upon death;
	•	that is an entity, to such Existing Amneal Member’s (or such transferee’s) members, partners or other equity holders; or
	•	of up to a total of 60,000,000 Amneal Common Units; or
•	pursuant to a Redemption or direct exchange as described above.

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Dissolution

The LLC Agreement provides that the unanimous consent of at least 75% of all members holding Amneal Common Units will be required to voluntarily dissolve Amneal. In addition to a voluntary dissolution, Amneal may be dissolved upon the entry of a decree of judicial dissolution or upon other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of liquidation will be distributed in the following order: (i) to pay the expenses of winding up Amneal; (ii) to pay debts and liabilities owed to creditors of Amneal; and (iii) to the members pro rata in accordance with their respective percentage ownership interests in Amneal.

Corporate Opportunities and Waiver of Fiduciary Duty

The LLC Agreement provides that, notwithstanding any duty, including fiduciary duty, otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any member or related person of such member, and no member or related person of such member who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for Amneal or the members will have any duty to communicate or offer such opportunity to Amneal or the members, or to develop any particular investment, and such person will not be liable to Amneal or the members for breach of any fiduciary or other duty (other than fiduciary duties owed to the Company) by reason of the fact that such person pursues or acquires for, or directs such opportunity to, another person or does not communicate such investment opportunity to the members.

Indemnification and D&O Insurance

Amneal will indemnify any member or affiliate, the managing member or any of its affiliates, any officer, or individual serving at the request of Amneal as an officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise. Such persons will be entitled to payment in advance of expenses, including attorneys’ fees, that they incur in defending a proceeding, but they will be required to repay any such advance if it is ultimately determined that they were not entitled to indemnification by Amneal. Indemnification will not be available for any expenses, liabilities, damages and losses suffered that are attributable to any such person’s or its affiliates’ gross negligence, willful misconduct or knowing violation of the law or for any present or future breaches of any representations, warranties or covenants contained in the LLC Agreement or in other agreements with Amneal.

Tax Classification

The members intend that Amneal be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes. Each member and Amneal will file all tax returns and will take all tax and financial reporting positions in a manner consistent with such tax treatment.

Amendments

The LLC Agreement may only be amended in writing by the manager with the written consent of the holders of at least 75% of the Amneal Common Units then outstanding.

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Report of the Audit Committee

Under the guidance of a written charter adopted by our board of directors, the audit committee oversees our management’s conduct of the financial reporting process on behalf of the board of directors. A copy of the charter is available at the investor relations section of our company’s website, http://investors.amneal.com. The audit committee also appoints the independent registered public accounting firm to be retained to audit our company’s consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the audit committee. The audit committee is responsible for pre-approving both audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee’s charter reflects the above-mentioned responsibilities, and the audit committee and the board of directors periodically review and revise the charter.

Management is responsible for our company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. In addition, our company’s independent registered public accounting firm will express its own opinion on the effectiveness of the company’s internal control over financial reporting. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews.

The audit committee meets at least four times annually, or more frequently as circumstances dictate. During fiscal 2019, the audit committee met four times. The audit committee also met with management periodically to consider the adequacy of our company’s internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent registered public accounting firm, Ernst & Young LLP. The audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of our internal control over financial reporting, and the overall quality of our financial reporting. The audit committee also discussed with senior management our company’s disclosure controls and procedures and the certifications by our co-chief executive officers and chief financial officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain of our company’s filings with the SEC. The audit committee also met separately from time to time with our chief financial officer, and at least quarterly, the audit committee met in executive session.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, management’s assessment of the effectiveness of our company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the effectiveness of our company’s internal control over financial reporting as of December 31, 2019. The audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of our company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the audit committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has discussed with the independent registered public accounting firm its independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Audit Committee:

Peter R. Terreri (Chair)

J. Kevin Buchi

Jeff George

John Kiely

Ted Nark

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Proposal 4 Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2020.

We are asking our stockholders to ratify the selection of Ernst & Young as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of Ernst & Young are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate stockholder questions.

Independent Registered Public Accounting Firm Fees

In addition to performing the audit of our consolidated financial statements, Ernst & Young has provided various other services during fiscal 2019 and 2018. The aggregate fees billed or expected to be billed for fiscal 2019 and 2018 for each of the following categories of services are as follows:

Type of Fees	Fiscal 2019	Fiscal 2018
Audit Fees	$4,021,000	$4,026,260
Audit-Related Fees	357,200	—
Tax Fees	484,300	698,750
All Other Fees	3,600	5,370
TOTAL	$4,866,100	$4,730,380

In accordance with the SEC’s definitions and rules, the terms in the above table have the following meanings:

“Audit Fees” are the aggregate fees billed or expected to be billed for each of fiscal 2019 and 2018 for professional services rendered by Ernst & Young for the audit of our consolidated financial statements included in our annual reports on Form 10-K and review of the unaudited consolidated financial statements included in our quarterly reports on Form 10-Q; SEC registration statements, including consents and review of documents filed with the SEC, consultation on accounting standards or transactions, and for services in connection with statutory or regulatory filings or engagements; and for services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for fiscal 2019 and 2018.

“Audit-Related Fees” are the aggregate fees billed in fiscal 2019 for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees for 2019 relate to due diligence services in connection with acquisitions. There were no audit-related fees for 2018.

“Tax Fees” are the aggregate fees billed in each of fiscal 2019 and 2018 for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning.

“All Other Fees” are the aggregate fees billed in each of fiscal 2019 and 2018 for products and services provided by Ernst & Young not included in the first three categories.

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The Audit Committee has reviewed summaries of the services provided by Ernst & Young and the related fees, and the Audit Committee has determined that the provision of the non-audit services described above is compatible in maintaining the independence of Ernst & Young.

All of the services described above that required pre-approval were pre-approved by the Audit Committee in accordance with its pre-approval policy. The Audit Committee pre-approval policy provides that all auditing services and all non-audit services to be provided by Ernst & Young be pre-approved by the Audit Committee, provided that the Audit Committee shall not approve any non-audit services prohibited by Section 10A(g) of the Exchange Act.

Required Vote

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of voting common stock present in person or by proxy at the annual meeting and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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Other Matters

Our management is not aware of any other matters to be presented for action at the annual meeting; however, if any such matters are properly presented for action, it is the intention of the proxy appointees to vote in accordance with their best judgment on such matters.

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About the Meeting

Why am I receiving these materials?

This proxy statement is provided to the stockholders of the Company in connection with the solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held at Amneal Pharmaceuticals, 50 Horseblock Road, Brookhaven, NY 11719, at 9:00 a.m., Eastern Daylight Time, on Tuesday, May 5, 2020, and at any adjournment or postponement of the meeting. This proxy statement provides important information that you should consider in deciding how to vote on the matters to be voted on at the annual meeting.

Could emerging developments regarding the coronavirus affect our ability to hold an in-person meeting?

We are monitoring the coronavirus situation closely. If we determine that holding an in-person annual meeting could pose a risk to the safety and health of our stockholders, employees and directors, we may decide to hold a virtual annual meeting instead. If we decide to use that format, we will make a public announcement as soon as practicable prior to the annual meeting.

In the event this decision is made, to attend and participate in the virtual annual meeting, stockholders will need to access the live audio webcast of the annual meeting. To do so, stockholders will need to visit www.virtualshareholdermeeting.com/AMRX2020 and use their control number provided in the Notice of Internet Availability, proxy card or voting instruction form to log in to this website. We encourage stockholders to log in to this website and access the webcast before the virtual annual meeting’s start time to avoid any delay due to technical issues. Please note that you will only be able to participate in the virtual annual meeting using this website if we decide to hold a virtual annual meeting instead of holding an in-person annual meeting.

What items will be voted on at the annual meeting?

At the annual meeting, the stockholders will consider and vote upon:

•	the election of 10 directors to hold office until the next annual meeting of stockholders (Proposal No. 1);
•	an advisory vote to approve executive compensation, commonly referred to as a “say on pay” proposal (Proposal No. 2);
•	a vote to approve an amendment of the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan to increase the authorized number of shares (Proposal No. 3); and
•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020 (Proposal No. 4).

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

What is a proxy statement? What information is contained in this proxy statement?

It is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating proxies to vote on your behalf. The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Company’s Board of Directors and Board committees, the compensation of our directors and executive officers for fiscal 2019 and other required information.

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Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to be using the SEC rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice.

How can I access the proxy materials over the Internet?

The notice of annual meeting, proxy statement and annual report are available at www.proxyvote.com. Instead of receiving future copies of the proxy materials by mail, most beneficial owners can elect to receive an email that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site. If you received a Notice of Internet Availability, that notice will contain additional instructions on how to view our proxy materials on the Internet.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice of Internet Availability will find instructions about how to obtain a paper copy of the proxy materials on that notice. All stockholders who do not receive a notice will receive a copy of the proxy materials by mail or email.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare, you are considered a stockholder of record with respect to those shares.

If your shares are held in a brokerage account or with a bank or other nominee, you are considered the “beneficial owner” of those shares.

Who is entitled to vote at the annual meeting?

Each holder of record of our Class A common stock and Class B common stock at the close of business on March 12, 2020 is entitled to vote at the annual meeting (Class A common stock and Class B common stock are referred to herein as the “voting common stock”). Holders of Class A common stock and Class B common stock vote as a single class. As of March 12, 2020, a total of 147,301,041 shares of Class A common stock and 152,116,890 shares of Class B common stock were outstanding and are eligible to vote at the annual meeting. Each share of our Class A common stock and Class B common stock is entitled to one vote per share on all matters with respect to which holders are entitled to vote.

How do I vote?

Your shares may only be voted at the annual meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the annual meeting, we encourage you to vote by proxy in advance of the annual meeting to assure that your shares will be represented. Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. Please follow the instructions on the Notice of Internet Availability, proxy card or voting instruction form for information on how you can cast your vote in advance of the annual meeting.

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What can I do if I change my mind after I vote my shares?

Stockholders of Record

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our corporate secretary, submission of a properly executed later-dated proxy, or by voting by ballot at the annual meeting. Attendance at the annual meeting will not by itself constitute a revocation of a proxy.

Beneficial Owners

If your shares are held in the name of a broker, bank or other holder of record, that institution will instruct you as to how your vote may be changed and the deadline for doing so.

If I am a stockholder of record, how will my shares be voted if I sign, date and return my proxy card? What if I do not specify a choice for a matter when returning my signed proxy card?

All shares entitled to vote that are represented by properly completed proxy cards received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return a proxy card but do not indicate how your shares should be voted, the shares represented by your proxy card will be voted in accordance with the Board of Directors’ recommendations on Proposals 1-4 and in the discretion of the persons designated as proxies as to any other matter that may properly come before the annual meeting.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, to make sure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee.

If you do not provide voting instructions to your bank, broker or other nominee, your shares cannot be voted on any of the voting items other than the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm.

Who may attend the annual meeting?

All stockholders that were our stockholders as of the record date (March 12, 2020) or their authorized representatives may attend the annual meeting. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. Admission to the meeting will be on a first-come, first-served basis. You must bring a government-issued photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of a broker, bank or other nominee and you plan to attend the annual meeting, you must also bring proof of ownership as of the record date, such as a brokerage or bank account statement. If you are a beneficial owner and you would like to vote your shares at the meeting, you must also bring proof of your authority to vote your shares (which we refer to as a “legal proxy”) from your broker, bank or other nominee. To request a legal proxy, please follow the instructions at www.proxyvote.com.

See “Could emerging developments regarding the coronavirus affect our ability to hold an in-person meeting?” on page 73 for information regarding how to attend, participate in and vote at the meeting if we decide to hold a virtual meeting.

How will votes be counted?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of voting common stock of our Company entitled to vote on a particular matter will constitute a quorum for the purpose of considering that matter. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner (see “What if I am a beneficial owner and do not give voting instructions to my broker?” above).

To be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee. Approval of each of Proposal Nos. 2, 3, and 4 requires the affirmative vote of a majority of the shares of voting common stock present in person or by proxy at the annual meeting and entitled to vote. Abstentions will not affect the outcome of the vote for Proposal No. 1, but will have the same effect as a vote “AGAINST” for Proposal Nos. 2, 3, and 4. Broker non-votes will not affect the outcome of the vote for Proposal Nos. 1 through 4.

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Who will count the votes?

A representative of American Election Services, LLC will tally the vote and serve as inspector of the annual meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of brokerage houses, banks and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

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Additional Information

Stockholder Proposals for Inclusion in Our 2021 Annual Meeting Proxy Statement and Proxy Card

Under Exchange Act Rule 14a-8, any stockholder proposal to be considered by us for inclusion in our 2021 proxy statement and form of proxy card for next year’s annual meeting of stockholders, expected to be held in May 2021, must be received by our corporate secretary at our principal executive offices located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, not later than November 23, 2020 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals that we receive, we reserve the right to omit from our proxy statement stockholder proposals that do not satisfy applicable SEC rules.

Director Nominations and Other Proposals to Be Presented at Our 2021 Annual Meeting

In addition, our Bylaws establish an advance notice procedure with regard to stockholder nominations for director or any other stockholder proposals to be brought before an annual meeting of stockholders that will not be included in our proxy statement. In general, notice must be received by our corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. If no annual meeting was held in the previous year or if the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice must be received not later than close of business on the 90th day prior, nor earlier than close of business on the 120th day prior, to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company. Therefore, to be presented at next year’s annual meeting, director nominations and stockholder proposals that will not be included in our proxy statement must be received by our corporate secretary at the address above on or after close of business on January 5, 2021 but not later than close of business on February 4, 2021 and must contain the information specified in our Bylaws. A nomination or proposal also must comply with the additional procedures set forth in our Bylaws.

Householding

Some brokers, banks and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports or notices of Internet availability of proxy materials, as applicable. This means that only one copy of such items may have been sent to multiple stockholders in your household. We will promptly deliver, without charge, a separate copy of these documents to you if you so request by writing or calling as follows: Amneal Pharmaceuticals, Inc., Attention: Corporate Secretary, 400 Crossing Boulevard, Bridgewater, NJ 08807; telephone, (908) 947-3120. If you want to receive separate copies of the annual report and proxy statement or notice of Internet availability of proxy materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address and phone number.

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Appendix A Non-GAAP Financial Measures

Non-GAAP Financial Measures

This Proxy Statement includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, that are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP historical measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Compensation Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B common stock to shares of Class A common stock.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented herein may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

This Proxy Statement also includes certain non-GAAP forward-looking information. The Company cannot, however, provide a reconciliation between non-GAAP targets and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, pandemic-related expenses, gains or losses related to changes in our tax receivable agreement liability, acquisition and site closure expenses, restructuring and other charges, inventory-related charges, charges related to legal matters, gains and losses on the sale of assets, impairment charges, and foreign exchange gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

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Reconciliation of Net Loss to Adjusted Net Income and Calculation of Adjusted Diluted EPS

Year ended
(Unaudited; In thousands, Except per Share Amounts)	December 31, 2019
Net loss	$(603,573)
Adjusted to add (deduct):
Non-cash interest	6,478
Gain from reduction of tax receivable agreement liability(1)	(192,884)
GAAP Income tax expense	383,331
Amortization	143,952
Stock-based compensation expense	21,679
Acquisition and site closure expenses(2)	73,471
Restructuring and other charges(3)	34,345
Inventory related charges(4)	25,702
Charges related to legal matters, net(5)	12,591
Asset impairment charges(6)	175,210
Amortization of upfront payment(7)	36,393
Foreign exchange loss	4,962
Gain on sale of international businesses, net(8)	(7,258)
R&D milestone payments	16,579
Other	578
Income tax at 21%	(27,621)
Net income attributable to NCI not associated with our Class B shares	(344)
ADJUSTED NET INCOME (NON-GAAP)	$103,591
ADJUSTED DILUTED EPS (NON-GAAP)(9)	$0.35
(1)	Gain from reduction of tax receivable agreement liability represents the reversal of the accrued liability associated with the Company’s deferred tax assets created at the Impax combination.
(2)	Acquisition and site closure expenses include costs related to (i) plant closure and redundant employee costs and (ii) third party costs associated with the combination of Impax and related integration including legal, investment banking, accounting and information technology.
(3)	Restructuring and other charges are primarily associated with cash severance provided pursuant to our severance programs for employees at our Hauppauge, NY, Hayward, CA and other facilities, as well as asset-related charges associated with the impairment of property, plant and equipment and the right of use asset associated with our Hauppauge, NY facility.
(4)	Inventory related charges primarily represent inventory obsolescence resulting from new initiatives and policies adopted with our restructuring efforts.
(5)	Charges related to legal matters, net are primarily associated with a settlement agreement with Teva Pharmaceuticals, Inc. regarding a matter associated with Impax prior to the Combination.
(6)	Asset impairment charges are primarily associated with the write-off of in process research and development and intangible asset impairment charges primarily related to products acquired in the Impax combination.
(7)	Amortization of upfront payment represents the amortization of the upfront payment made to Lannett in connection with our transition agreement for Levothyroxine (the “Transition Agreement”).
(8)	Gain on sale of international businesses, net represents the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company’s operations in the United Kingdom, partially offset by the loss from the sale of our Amneal Deutschland GmbH subsidiary, which comprised substantially all of the Company’s operations in Germany.
(9)	Utilizes weighted average diluted shares outstanding of 299,194, which consists of Class A shares and Class B shares under the if-converted method.

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Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

Year ended
(Unaudited; In thousands)	December 31, 2019
Net loss	$(603,573)
Adjusted to add (deduct):
Interest expense, net	168,205
Income tax expense	383,331
Depreciation and amortization	207,235
EBITDA (Non-GAAP)	$155,198
Adjusted to add (deduct):
Gain from reduction of tax receivable agreement liability(1)	(192,884)
Stock-based compensation expense	21,679
Acquisition and site closure expenses(2)	73,471
Restructuring and other charges(3)	34,345
Inventory related charges(4)	25,677
Charges related to legal matters, net(5)	12,591
Asset impairment charges(6)	175,210
Amortization of upfront payment(7)	36,393
Foreign exchange loss	4,962
Gain on sale of international businesses, net(8)	(7,258)
R&D milestone payments	16,579
Other	(446)
ADJUSTED EBITDA (NON-GAAP)	$355,517
(1)	Gain from reduction of tax receivable agreement liability represents the reversal of the accrued liability associated with the Company’s deferred tax assets created at the Impax combination.
(2)	Acquisition and site closure expenses include costs related to (i) plant closure and redundant employee costs and (ii) third party costs associated with the combination of Impax and related integration, including legal, investment banking, accounting and information technology.
(3)	Restructuring and other charges are primarily associated with cash severance provided pursuant to our severance programs for employees at our Hauppauge, NY, Hayward, CA and other facilities, as well as asset-related charges associated with the impairment of property, plant and equipment and the right of use asset associated with our Hauppauge, NY facility.
(4)	Inventory related charges primarily represent inventory obsolescence resulting from new initiatives and policies adopted with our restructuring efforts.
(5)	Charges related to legal matters, net are primarily associated with a settlement agreement with Teva Pharmaceuticals, Inc. regarding a matter associated with Impax prior to the Combination.
(6)	Asset impairment charges are primarily associated with the write-off of in process research and development and intangible asset impairment charges primarily related to products acquired in the Impax combination.
(7)	Amortization of upfront payment represents the amortization of the upfront payment made to Lannett in connection with our Transition Agreement for Levothyroxine.
(8)	Gain on sale of international businesses, net represents the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company’s operations in the United Kingdom, partially offset by the loss from the sale of our Amneal Deutschland GmbH subsidiary, which comprised substantially all of the Company’s operations in Germany.

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Appendix B Amended Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan

Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan (as proposed to be amended)

ARTICLE 1. PURPOSE

The purpose of the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Amneal Pharmaceuticals, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1	“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2	“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3	“Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.4	“Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.5	“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6	“Board” shall mean the Board of Directors of the Company.
2.7	“Change in Control” shall mean and includes each of the following:
(a)	Any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the equity securities of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of equity securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding equity securities.

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(b)	During any period of 12 consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s equityholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c)	A merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (and held by persons that are not affiliates of the acquirer) continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2.7(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or
(d)	The consummation of a sale or other disposition by the Company of all or substantially all of the Company’s assets, including a liquidation, other than the sale or other disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company immediately prior to the time of the sale or other disposition.
Excluded from the definition of Change in Control shall be any transaction or occurrence whereby (i) any person (or group of persons) who previously was the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding equity securities regaining beneficial ownership of more than 50% of the combined voting power of the Company’s outstanding equity securities, and (ii) any changes among the beneficial owners within the Amneal Group (as defined in the Second Amended and Restated Stockholders Agreement, dated as of December 16, 2017 (as amended from time to time), among the Company and the Amneal Group (as defined therein)) of the voting power of the Company’s outstanding equity securities.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.8	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.9	“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof.
2.10	“Common Stock” shall mean the Class A common stock of the Company, par value $0.01 per share.
2.11	“Company” shall have the meaning set forth in Article 1.
2.12	“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.13	“Director” shall mean a member of the Board, as constituted from time to time.
2.14	“Director Limit” shall have the meaning set forth in Section 4.6.
2.15	“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.16	“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.17	“Effective Date” shall mean the date the Plan is approved by the stockholders of Impax Laboratories, Inc.
2.18	“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.19	“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

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2.20	“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.21	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.22	“Expiration Date” shall have the meaning given to such term in Section 12.1(c).
2.23	“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)	If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)	If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)	If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.24	“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.25	“Holder” shall mean a person who has been granted an Award.
2.26	“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.27	“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.28	“Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.
2.29	“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.30	“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.31	“Option Term” shall have the meaning set forth in Section 5.4.
2.32	“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.33	“Other Stock or Cash Based Award” shall mean a phantom stock award, cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, retainers, committee fees, and meeting-based fees.
2.34	“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.35	“Plan” shall have the meaning set forth in Article 1.
2.36	“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.37	“Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
2.38	“Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.39	“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.
2.40	“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without

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limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.41	“Securities Act” shall mean the Securities Act of 1933, as amended.
2.42	“Shares” shall mean shares of Common Stock.
2.43	“Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.44	“SAR Term” shall have the meaning set forth in Section 5.4.
2.45	“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.46	“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.47	“Termination of Service” shall mean:
(a)	As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)	As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)	As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.
(a)	Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is 37,000,000. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(b)	If any Shares subject to an Award are forfeited or expire, are converted to shares of another person in connection with a spin-off or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, conversion or cash settlement, again be available for future grants of Awards under the Plan.

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Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)	Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2	Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 12.2 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. Nothing in this Section 3.2 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability, Termination of Service or the consummation of a Change in Control.

ARTICLE 4. GRANTING OF AWARDS

4.1	Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.
4.2	Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4	At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other

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terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.
4.5	Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.6	Non-Employee Director Awards.
(a)	Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.
(b)	Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director during any calendar year shall not exceed $700,000 (the “Director Limit”).

ARTICLE 5. GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1	Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
5.2	Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.
5.3	Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in

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the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
5.4	Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Sections 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
5.5	Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.2. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
5.6	Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 6. EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1	Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
6.2	Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person designated by the Administrator, or his, her or its office, as applicable:
(a)	A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person or entity then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)	Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;
(c)	In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person

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or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)	Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.
6.3	Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7. AWARD OF RESTRICTED STOCK

7.1	Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2	Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, unless otherwise determined by the Administrator, with respect to a share of Restricted Stock, dividends shall only be paid out to the Holder to the extent that the share of Restricted Stock vests.
7.3	Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Section 3.2. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.
7.4	Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.2, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
7.5	Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

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ARTICLE 8. AWARD OF RESTRICTED STOCK UNITS

8.1	Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
8.2	Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
8.3	Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that the value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
8.4	Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
8.5	Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator, subject to Section 3.2.
8.6	Payment upon Termination of Service. An Award of Restricted Stock Units shall be payable only while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 9. AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1	Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.2. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/ or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
9.2	Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an unvested Award shall be paid out to the Holder only to the extent that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

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ARTICLE 10. ADDITIONAL TERMS OF AWARDS

10.1	Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for any minimum period of time as may be established by the Administrator having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2	Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be no greater than the number of Shares that have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
10.3	Transferability of Awards.
(a)	Except as otherwise provided in Sections 10.3(b) and 10.3(c):
(i)	No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)	No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and
(iii)	During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b)	Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of

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the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)	Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.
10.4	Conditions to Issuance of Shares.
(a)	The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)	All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c)	The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)	No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)	The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.
(f)	Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5	Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations

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promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
10.6	Prohibition on Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
10.7	Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).
10.8	Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries and details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11. ADMINISTRATION

11.1	Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee shall take all action with respect to Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except

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as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2	Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.5 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3	Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4	Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)	Designate Eligible Individuals to receive Awards;

(b)	Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)	Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)	Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)	Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)	Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.2 and Section 12.2.

11.5	Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.
11.6	Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated

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hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1	Amendment, Suspension or Termination of the Plan.

(a)	Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.5 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b)	Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.
(c)	No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of date on which the amendment to the Plan was adopted by the Board (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)	In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)	To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate

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adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)	To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such Award, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)	To replace such Award with other rights or property selected by the Administrator; and/or

(vi)	To provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)	The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or (ii) the Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

(d)	In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following a Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e)	In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (or any portion thereof), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction (which may, subject to Section 5.4, include extension of the exercise period of any or all of such Award) and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control (and the Administrator does not extend the exercise period), the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f)	For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)	The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)	Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i)	The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks the rights of which are superior to or affect the Common Stock or the rights

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thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)	In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3	Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4	No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5	Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6	Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7	Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8	Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9	Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10	Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (i) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (ii) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (A) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (B) the date of the Participant’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator

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may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11	Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12	Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13	Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14	Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

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